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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NPS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable
	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

550 Hills Drive, 3rd Floor
Bedminster, New Jersey 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2014 at 9:00 a.m. (ET)
at
The Bernards Inn
27 Mine Brook Road
Bernardsville, NJ 07924
(908) 766-0002

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, May 6, 2014, at 9:00 a.m. (ET) at The Bernards Inn, located at 27 Mine Brook Road, Bernardsville, NJ 07924 for the purposes of considering and acting on the following items:

          1.     to elect eight members to the Board of Directors, each for a term of one year;

          2.     to approve the adoption of the NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan and authorize the reservation of 7,000,000 shares of our common stock for issuance under such plan;

          3.     to approve, on an advisory basis, the compensation of our named executive officers;

          4.     to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

          5.     to transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        The Board of Directors has fixed the close of business on March 21, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof. This notice and the accompanying Proxy Statement are being mailed on or about April 1, 2014.

By Order of the Board of Directors

Christine Mikail Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary

Bedminster, New Jersey
April 1, 2014

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 6, 2014: Our Annual Report to Stockholders and the accompanying Proxy Statement are available online at www.proxyvote.com.

i

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We sent you the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy Card because according to our stockholder records you own shares of common stock of NPS Pharmaceuticals, Inc. ("NPS," the "Company," "we," "us," or "our"), a Delaware corporation with its principal executive offices located at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921. Any record or beneficial holder of shares of NPS common stock at the close of business on March 21, 2014 is entitled to vote those shares at the upcoming Annual Meeting of Stockholders ("Annual Meeting"), which will be held on Tuesday, May 6, 2014 at 9:00 a.m. (ET), at The Bernards Inn, located at 27 Mine Brook Road, Bernardsville, NJ 07924. Our Board of Directors (or the "Board") is soliciting your proxy to vote at the Annual Meeting. All stockholders are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying Proxy Card, or follow the instructions below to submit your proxy by telephone or on the Internet. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be a part of the Proxy Statement.

Q:
What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers for the 2013 fiscal year, and certain other required information.

Q:
What items of business will be voted on at the Annual Meeting?

A:
Items of business scheduled to be voted on at the Annual Meeting are:

•
the election of eight directors, each for a term of one year (Proposal No. 1);

•
approving the adoption of our 2014 Omnibus Equity Compensation Plan and authorizing the reservation of 7,000,000 shares of the our common stock for issuance under such plan (Proposal No. 2);

•
an advisory vote on executive compensation (Proposal No. 3); and

•
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year (Proposal No. 4).

  We will also consider any other business as may properly come before the meeting or any adjournment thereof. See "What happens if additional matters are presented at the Annual Meeting?" below.

Q:
How does the Board recommend that I vote?

A:
For the reasons set forth in more detail later in the Proxy Statement, our Board recommends that you vote your shares "FOR" all of the nominees to the Board set forth in this Proxy Statement, "FOR" the adoption of our 2014 Omnibus Equity Compensation Plan and to authorize the reservation of 7,000,000 shares of our common stock for issuance under such plan, "FOR" the proposal regarding an advisory vote on executive compensation, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

Q:
What shares can I vote?

A:
Each holder of NPS common stock is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. March 21, 2014 is the record date for the Annual Meeting. You may vote all shares you own as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, bank or other agent. On the record date, we had 103,264,260 shares of common stock issued, outstanding and entitled to vote at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or other agent rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record—If, as of the record date, your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered to be the stockholder of record for those shares, and we have sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to NPS or to a third party, or to vote in person at the Annual Meeting. We have enclosed or sent a Proxy Card for you to use.

  Beneficial Owner—If, as of the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are considered to be the beneficial owner of shares held in "street name" and you have the right to direct your broker, bank or other agent on how to vote the shares. You should receive these proxy materials from your broker, bank or other agent rather than from us. You should have also received, with this Proxy Statement, a Proxy Card and voting instructions from the organization that forwarded these proxy materials to you.

  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:
What if I have questions for the Company's transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, change of address, transfer of ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
800-368-5948

Q:
How can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were an NPS stockholder or joint holder as of the close of business on March 21, 2014 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank or other agent in "street name," you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of or prior to March 21, 2014, a copy of the voting instruction card provided by your broker, bank or other agent or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in "street name" may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other agent that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in "street name," you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy or you may also vote on the internet or by telephone. If you hold shares beneficially in "street name," you may vote by submitting voting instructions to your broker, bank or other agent.

  By Internet—If you are a stockholder of record, you may go to www.proxyvote.com to vote on the Internet. You will be required to provide the company number and control number contained on your Proxy Card. You will then be asked to complete an electronic Proxy Card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. If you hold shares beneficially in "street name," you should review the voting instructions received from your bank or broker to determine whether you can vote your shares on the Internet.

  By Telephone—If you are a stockholder of record, you may vote by using a touch-tone telephone and calling 1-800-690-6903 (toll-free) and following the recorded instructions. If you hold shares beneficially in "street name," you should review the voting instructions received from your bank or broker to determine whether you can vote your shares by telephone.

  By Mail—If you are a stockholder of record, you may submit your proxies by completing, signing and dating your Proxy Card and mailing them in the accompanying pre-addressed envelopes. If you hold shares beneficially in "street name," you may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:
What is the deadline for voting my shares?

A:
Stockholders of Record—If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. You may vote in person at the Annual

  Meeting or by submitting a proxy or you may also vote on the internet or by telephone as described above.

  Holders in "Street Name"—If you hold your shares beneficially in "street name" with a broker, bank, or other agent, please follow the voting instructions and deadlines provided by such broker, bank, or agent. As a holder of your shares beneficially in "street name," you are not entitled to vote in person at the Annual Meeting unless you provide a legal proxy obtained from your broker, bank or other agent giving you the right to vote the shares.

Q:
Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other agent. If you have obtained a legal proxy from your broker or agent giving you the right to vote your shares, you may also change your vote by attending the meeting and voting in person.

Q:
Who can help answer my questions?

A:
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary or Legal Department at (908) 450-5300 or by writing to NPS Pharmaceuticals, Inc., Attn: Corporate Secretary or Legal Department, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
Is my vote confidential?

A:
We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within NPS or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their Proxy Cards, which are then forwarded to our management.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented in person or by proxy at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum but are not counted for any purpose in determining whether a matter has been approved.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count "FOR," "AGAINST" or "ABSTAIN" votes, with respect to each proposal, as well as, in each case, broker non-votes. If you elect to "ABSTAIN," your vote will not be counted in determining whether a matter has been approved or a nominee for election to the Board of Directors has been elected but will count toward determining whether a quorum exists.

Q:
What is the voting requirement to approve each of the proposals?

A:
In uncontested elections, a majority of the votes cast is required for the election of directors. This means that a nominee for director must receive more "FOR" than "AGAINST" votes to be elected. Only votes "FOR" or "AGAINST" affect the outcome. Abstentions and broker non-votes will have no effect for purposes of the election of directors. Because the executive compensation proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. All other proposals require the affirmative vote of a majority of the votes cast on those proposals at the Annual Meeting. That means they must receive more "FOR" than "AGAINST" votes. Abstentions and "broker non-votes" are not counted for any purpose in determining whether a matter has been approved but are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

  If you hold shares beneficially in "street name" and do not provide your broker, bank or other agent with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

  If you are a beneficial owner, your broker has authority to vote your shares for or against certain routine matters even if the broker does not receive voting instructions from you. The ratification of our independent registered public accounting firm is the only routine matter being considered at the Annual Meeting. Your broker or other nominee does not have the discretion to vote your shares on any other matter being considered at the Annual Meeting without receiving voting instructions from you. It is very important that you instruct your broker or other nominee how to vote on these matters. If you do not complete the voting instructions, your shares will not be considered in the election of the directors, the approval of our 2014 Omnibus Equity Compensation Plan or on the advisory vote on executive compensation.

  If you are a registered stockholder and sign your Proxy Card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of our nominees to the Board, "FOR" the adoption of the 2014 Omnibus Equity Compensation Plan, "FOR" the proposal to approve an advisory vote on executive compensation, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm).

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by the Board.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, and date and return each NPS Proxy Card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:
How may I obtain a separate set of proxy materials or request a single set for my household?

A:
The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This year, a number of brokers with account holders who are NPS stockholders will be "householding" our proxy materials. A single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and Annual Report, you may direct your request as follows:

  •
  by notifying your broker;

  •
  by writing to Investor Relations, NPS Pharmaceuticals, Inc., 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921;

  •
  by contacting Investor Relations by telephone at (908) 450-5300;

  •
  by calling Broadridge toll-free at (800) 542-1061; or

  •
  by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

  If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. Stockholders who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request "householding" of their communications should contact their broker or other intermediary, as applicable.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

  To assist in soliciting proxies, we have retained The Proxy Advisory Group, a professional proxy solicitation firm, at an approximate cost of $15,000 plus reimbursement of certain out-of-pocket expenses. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers, or other regular employees of NPS. No additional compensation will be paid to directors, officers, or other regular employees for such services.

  We intend to mail this Proxy Statement and accompanying Proxy Card and Annual Report on or about April 1, 2014 to all stockholders entitled to vote at the Annual Meeting. In addition, this Proxy Statement and our Annual Report to Stockholders will be available under the Investors tab on our website at www.npsp.com beginning on or about April 1, 2014.

Q:
How may I obtain a copy of the Company's 2013 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2013?

A:
Our 2013 Annual Report to Stockholders, including financial statements for the year-ended December 31, 2013, is being distributed to all of our stockholders, together with this Proxy Statement, in satisfaction of the requirements of the SEC. A copy of our Annual Report on Form 10-K for the year-ended December 31, 2013 and the other periodic and current reports we file with the SEC are available under the Investors tab on our website at www.npsp.com.

  You may request additional copies of the 2013 Annual Report to Stockholders and Form 10-K, at no charge, from our Investor Relations Department at (908) 450-5300 or by electronic mail at invest@npsp.com. You may also write to our Investor Relations Department at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders?

A:
For a stockholder proposal to be considered for inclusion in our Proxy Statement and presented at the 2015 Annual Meeting of Stockholders, our Corporate Secretary must receive a written proposal at the address below no later than December 2, 2014. Proposals should be addressed to: NPS Pharmaceuticals, Inc., Attn: Corporate Secretary, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

  For a stockholder proposal that is intended to be presented at the 2015 Annual Meeting of Stockholders, but not included in our Proxy Statement, the proposal must be received by our Corporate Secretary at the same address no earlier than the close of business on February 5, 2015 and no later than the close of business on March 7, 2015. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may contact the NPS Corporate Secretary at the above address for a copy of the relevant Bylaw provisions regarding the requirements of making stockholder proposals and nominating director candidates.

  No stockholder proposals were submitted and none are included for consideration at the 2014 Annual Meeting of Stockholders.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K filed with the SEC, no later than May 12, 2014.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General Information

        Our Board of Directors currently consists of eight members, each of whom is a nominee for re-election at the 2014 Annual Meeting. Each nominee has indicated that he or she is willing to serve as a member of our Board, if elected, and our Board has no reason to believe that any nominee may become unable or unwilling to serve. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

        Eight directors will be elected at the 2014 Annual Meeting for a term of one year expiring at the annual meeting of stockholders to occur in 2015 and will serve until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal. The Company maintains a "majority" voting standard for uncontested elections. For a nominee to be elected as a member of the Board, the nominee must receive more "FOR" than "AGAINST" votes. Only votes "FOR" or "AGAINST" affect the outcome. Abstentions and "broker non-votes" will have no effect for purposes of the election of directors. Shares of registered stockholders which are represented by executed proxies will not be voted for the election of the eight nominees below if specific instruction on how to vote is withheld. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each director has submitted a contingent resignation in writing to the Nominating and Corporate Governance Committee that will become effective only if the director fails to receive a sufficient number of votes for re-election. The Nominating and Corporate Governance Committee will then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether another action should be taken. The Board of Directors will publicly disclose the decision and rationale for the decision within 90 days of the certification of the election results. In the event of a contested director election, a plurality standard will apply.

        Our Nominating and Corporate Governance Committee has reviewed the qualifications and independence of the nominees for director and, with each member of the Nominating and Corporate Governance Committee abstaining as to himself or herself, has recommended each of the other nominees for election to our Board.

Our Company

        We are a biopharmaceutical company focused on pioneering and delivering therapies that transform the lives of patients with rare diseases worldwide. Our strategy is focused on the global development and commercialization of 'first-in' or 'best-in' rare disease therapeutics. We incorporated in Utah in 1986 and reincorporated in Delaware in 1992. Our marketed product, Gattex® 0.05 mg/kg/d (teduglutide [rDNA origin]) for injection, for subcutaneous use was approved by the U.S. Food and Drug Administration (FDA) in December 2012 for the treatment of adult patients with Short Bowel Syndrome (SBS) who are dependent on parenteral support. SBS is an ultra-rare potentially fatal disorder in which the body is unable to absorb enough nutrients and fluids through the gastrointestinal tract. In the EU, teduglutide (trade name: Revestive®) is approved for the treatment of adult patients with SBS; patients should be stable following a period of intestinal adaptation after surgery. We expect commercial sales of Revestive to begin in certain ex-US territories in 2014. We plan to begin pricing and reimbursement discussions in certain EU countries during the first half of 2014. In addition, named-patient programs have been initiated in a number of countries and we are implementing our regulatory strategy for Japan, which includes filing for orphan drug status. We are also seeking to expand our SBS franchise by evaluating the safety and efficacy of Gattex/Revestive in a global registration study of pediatric patients with SBS.

        Our second product, Natpara® (rhPTH[1-84]) for injection, has been developed for hypoparathyroidism, a rare multidimensional disorder characterized by deficient or absent parathyroid hormone (PTH). The review of our Biologics License Application for Natpara is ongoing and the Prescription Drug User Fee Act (PDUFA) goal date for a decision by FDA is October 24, 2014. Within our Filing Review Notification, also referred to as the Day-74 letter, the FDA told us they plan to discuss our Natpara application at an advisory committee meeting. We expect to file our Marketing Authorization Application (MAA) for Natpara in hypoparathyroidism with the European Medicines Agency (EMA) in 2014.

        We are actively pursuing in-licensing to build a global pipeline of 'first-in' or 'best-in' therapies for rare disorders of high unmet medical need. Our lead clinical-stage product candidate is NPSP795, a calcilytic compound with potential application in rare disorders involving increased calcium receptor activity, such as autosomal dominant hypocalcemia (ADH).

        We have collaborations or royalty agreements with a number of pharmaceutical companies. In 2013, we recorded $123.8 million of royalty revenue that was driven by (i) Amgen's sales of Sensipar® and Mimpara® (cinacalcet HCl), (ii) Kyowa Hakko Kirin's sales of REGPARA® (cinacalcet HCl) in Japan, and (iii) Janssen's sales of Nucynta® (tapentadol) in the U.S. As described further in our report on Form 10-K for the year ended December 31, 2013, we have partially monetized our royalty rights related to Sensipar and Mimpara under our agreement with Amgen through the issuance of non-recourse debt and we have sold certain of our rights to receive royalty payments arising from sales of REGPARA under our agreement with Kyowa Hakko Kirin.

Qualifications of Directors and Nominees

        All of our director nominees have extensive experience in the life sciences industry. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes, and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. Each director nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to NPS and our Board. Finally, we value their significant experience serving on other company boards of directors and board committees, which provides them with an understanding of current corporate governance practices and trends, and compensation matters. Set forth below, in alphabetical order, is biographical information for each person nominated to serve on our Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES

 Nominees for Election

Michael W. Bonney, B.A.
Director since 2005
Age 55

 Biography

        Mr. Bonney has served as a director since January 2005. Mr. Bonney has served from June 2003 to July 2012 as the president and from June 2003 through present as chief executive officer and a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company. From January 2002 to June 2003, he served as its president and chief operating officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including vice president, sales and marketing from 1999 to 2001. Prior to 1995, Mr. Bonney held various positions in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College. Mr. Bonney is a Trustee of H&Q Healthcare Investors and H&Q Life Sciences Investors, Chair of the Board of Trustees of Bates College, and a member of the Board of Directors of Pharmaceuticals Research and Manufacturers of America (PhRMA), a trade association representing research-based pharmaceutical and biotechnology companies in the United States.

Qualifications

        Mr. Bonney has extensive employment experience with public pharmaceutical companies, including in senior executive positions. This experience makes him a valued asset to the Board, as it enables him to offer a unique insight into the management and operation of pharmaceutical companies engaged in the research, development and commercialization of pharmaceutical products, as well as the reporting and other responsibilities of public companies generally.

Colin Broom, M.D.
Director since 2009
Age 58

Biography

        Dr. Broom has served as a director since July 2009. Since May 2004, he has served in the role of Vice President, Chief Scientific Officer with responsibility for the leadership of all research and development and medical affairs activities at ViroPharma, Inc., a public biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases treated by physician specialists and in a hospital setting, which was acquired by Shire plc in January 2014. From 2000 until 2003, Dr. Broom served as vice president of clinical development and medical affairs, Europe, for Amgen. Prior to serving at Amgen, he was vice president of clinical development for Hoechst Marion Roussel (now Sanofi) and for 14 years worked for Glaxo and then SmithKline Beecham (now GlaxoSmithKline) in a range of leadership positions of increasing responsibility, including head of global oncology and vice president of CNS/GI. Dr. Broom holds a bachelor of science degree in pharmacology from University College, London and a bachelor of medicine and bachelor of surgery degree from St. George's Hospital Medical School, London. He is a Member of the Royal College of Physicians and a Fellow of the Faculty of Pharmaceutical Medicine of the UK Colleges of Physicians.

Qualifications

        Dr. Broom has extensive experience heading the research and development efforts of other biopharmaceutical companies. Together with his educational background and international expertise, this experience enables him to provide valuable insight into the clinical development of proprietary products and other processes required to obtain approval of those products. For these reasons, Dr. Broom is a valued asset to our Board as we advance the development of our product candidates.

Georges Gemayel, Ph.D.
Director since 2012
Age 53

Biography

        Dr. Gemayel has served as a director since February 2012. From April 2007 until December 2011, Dr. Gemayel served as a director of Adolor Corporation, a public clinical development company that was acquired by Cubist Pharmaceuticals, Inc. From April 2010 to October 2010, Dr. Gemayel served as Executive Chairman of FoldRx Pharmaceuticals, Inc., a privately-held drug discovery and clinical development company that was acquired by Pfizer Inc. From June 2008 until November 2009, Dr. Gemayel served as President, Chief Executive Officer and a director of Altus Pharmaceuticals Inc., a publicly-traded pharmaceutical company. From 2003 to May 2008, Dr. Gemayel served as Executive Vice President Therapeutics and Biosurgery for Genzyme Corporation, where he was responsible for Genzyme's global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann-La Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility during his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University. In November 2009, while Dr. Gemayel was President, Chief Executive Officer and a director, Altus Pharmaceuticals filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and ceased operations at such time. From February 2011 to December 2012, Dr. Gemayel served as Executive Chairman of Syndexa Pharmaceuticals Corp., a privately held company. Dr. Gemayel also serves as the Chairman of the Board of Directors of Vascular Magnetics, Inc., Epitherapeutics, and Oxthera and is a member of the Board of Directors of Orphazyme ApS, all privately held bio-pharmaceutical companies. He also serves on the Board of Directors of Prosensa, a publicly traded pharmaceutical company, and of the International Institute of New England, a non-profit organization.

Qualifications

        Dr. Gemayel has over 20 years of experience in management and leadership roles at publicly-traded pharmaceutical companies, and Dr. Gemayel has expertise as a pharmacologist, as well as in the areas of marketing and sales. Most recently, Dr. Gemayel served as Executive Chairman of FoldRx Pharmaceuticals. Dr. Gemayel's experience enables him to provide valuable insight into the commercialization of our products. For these reasons, Dr. Gemayel is a valued asset to our Board as we have advanced to the commercial stage.

Pedro Granadillo, B.S.
Director since
2010 Age 66

Biography

        Mr. Granadillo has served as a director since November 2010. Mr. Granadillo, who is now retired, has more than 30 years of pharmaceutical industry experience. At Eli Lilly and Company, he served as senior vice president of human resources, manufacturing and quality. As the company's top executive for human resources, manufacturing and quality, Mr. Granadillo was a member of the executive committee and responsible for managing an extensive network of pharmaceutical manufacturing facilities and for policies affecting the company's global workforce of more than 43,000 employees. Mr. Granadillo received a B.S. in industrial engineering from Purdue University. He currently serves as a director of Haemonetics Corporation, and previously served as a director of Noven Pharmaceuticals, First Indiana Bank, Nile Therapeutics, and Dendreon Corporation.

Qualifications

        Mr. Granadillo's extensive experience with public pharmaceutical companies in both senior management and Board positions are valuable assets contributing to his qualifications to serve as a member of our Board. Mr. Granadillo's lengthy management experience covers a wide variety of areas, including the manufacturing of products, executive compensation practices, organizational capability, portfolio management and succession plans, and makes him a valued asset to our Board as we have advanced to the commercial stage.

James G. Groninger, M.B.A.
Director since 1988
Age 70

Biography

        Mr. Groninger has served as a director since 1988. In February 2011, Mr. Groninger became CEO of TIPeR Technologies, Inc., a private biotechnology company licensing technology from the University of Pennsylvania to commercialize a technology using RNA to change cellular phenotypes. In February 2002, Mr. Groninger was appointed chief executive officer of LBS Technologies, Inc., a private biotechnology company focusing on RNA amplification and cellular therapy. Mr. Groninger founded in January 1995 and is president of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1970 through 1994 Mr. Groninger served as an Associate, Vice-President, Partner or Managing Director with investment banking firms in Chicago and Boston. Mr. Groninger serves as a director of LBS Technologies, Inc., OncoPlex Dx, Inc. (formerly Expression Pathology, Inc.), LaserGen, Inc., and Fluorinov Pharmaceuticals, all of which are private biotechnology companies. Mr. Groninger received a B.S. from Yale University and an M.B.A. degree from Harvard Business School, and has been certified with CPA and CFA designations.

Qualifications

        Mr. Groninger's background includes service as CEO of a biotechnology company and membership on multiple boards of life sciences companies, which collectively give him a valuable understanding of industry challenges and trends. In addition, his experience in accounting and the financial services industry makes him a valuable resource for the Board in connection with our financing efforts.

Francois Nader, M.D., M.B.A.
Director Since 2008
Age 57

Biography

        Dr. Nader has been President and Chief Executive Officer of NPS since March 2008. Dr. Nader joined NPS in June 2006 and served as Executive Vice President and Chief Operating Officer until March 2008. Before joining NPS, Dr. Nader was a venture partner at Care Capital, LLC, where he served as Chief Medical Officer of its Clinical Development Capital unit from July 2005 to June 2006. From 2000 to 2004, he served as Senior Vice President, Integrated Healthcare Markets and Senior Vice President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals. He also held similar positions at Hoechst Marion Roussel and served as Head of Global Commercial Operations at the Pasteur Vaccines division of Rhone-Poulenc. Dr. Nader is the Chairman of the Board of BioNJ, a trade association representing the biotechnology industry in New Jersey. Dr. Nader is a Board member of the Biotechnology Industry Organization (BIO) and the New Jersey Chamber of Commerce. He is also a Director of Trevena, Inc. and Chair of its Compensation Committee. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University (Lebanon) and a Physician Executive M.B.A. from the University of Tennessee.

Qualifications

        In addition to benefiting from Dr. Nader's extensive experience in the life sciences industry and his background in research and development, the Board values his contributions as the only management representative on our Board. Dr. Nader provides management's perspective during Board discussions about the business and strategic direction of the Company and insight into all other aspects of the day-to-day operations of the Company.

Rachel R. Selisker, CPA
Director since 2005
Age 58

Biography

        Ms. Selisker has served as a director since January 2005. Ms. Selisker is president of Seamark Advisors LLC and has provided financial consulting services in the healthcare sector since June 2007. She served from March 2006 to June 2007 as chief financial officer of AAIPharma Inc., a privately held contract research organization. From January 2001 to March 2006 she served as a managing director in the Raleigh, North Carolina office of Thompson Clive & Partners Inc., a venture capital firm based in London, where she focused on the life sciences sector. She served from July 1987 to February 2000 as the chief financial officer, and from February 2000 to January 2001 as senior vice president, global shared services, of Quintiles Transnational Corp., a publicly held global contract research organization. Ms. Selisker also served as director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant with extensive public accounting experience from 1976, when she graduated with her accounting degree from Wake Technical College in Raleigh, North Carolina until 1987, when she joined Quintiles. She also served as a director of Labopharm, Inc., from November 2008 to October 2011.

Qualifications

        In addition to experience in the life sciences industry, Ms. Selisker has extensive public company accounting experience, which includes service as chief financial officer of a public company for over twelve years. Ms. Selisker's accounting background and experience allow her to provide the Board with valuable insight into public company accounting issues and challenges and also qualify her to serve as the Board's Audit Committee financial expert, as defined in applicable SEC rules.

Peter G. Tombros, M.S., M.B.A.
Director since 1998
Age 71

Biography

        Mr. Tombros has served as a director since 1998, and in January 2008 was appointed chair of the Board. Since 2005, Mr. Tombros has served as professor and executive in residence in the Eberly College of Science BS/MBA Program at Pennsylvania State University. From 2001 to 2005, he was chair of the board and chief executive officer of VivoQuest, a private biopharmaceutical company. From 1994 until June 2001, Mr. Tombros served as president, chief executive officer and a director of Enzon Pharmaceuticals, a publicly held biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company. At Pfizer, Mr. Tombros served in a variety of senior management positions, including vice president of marketing, senior vice president and general manager of the Roerig Pharmaceuticals Division, executive vice president of Pfizer Pharmaceuticals Division, director of Pfizer Pharmaceuticals Division, vice president of corporate strategic planning, and vice president, corporate officer, Pfizer Inc. Mr. Tombros also serves on the board of directors of Cambrex Corporation, a publicly held life sciences company focused on small molecule therapeutics and Sparta Systems, a privately held company focused on providing quality management solutions. Mr. Tombros received B.S. and M.S. degrees from Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Qualifications

        Mr. Tombros has extensive experience in the pharmaceutical industry in both senior management and Board positions, with companies that include big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations. He has served as non-executive chair for three public companies, and as a director on five other public company boards. By virtue of Mr. Tombros' extensive experience and leadership roles, he is able to provide the Board with valued guidance on navigating the financial and strategic challenges that are inherent to the industry.

Responsibilities of the Board

        Our Board of Directors is responsible for monitoring our overall performance. Among other things, the Board, directly and through its committees:

            (i)  establishes corporate policies;

           (ii)  oversees compliance and ethics;

          (iii)  reviews the performance of the Chief Executive Officer and other executives;

          (iv)  establishes our executive compensation policies and objectives;

           (v)  reviews and approves total compensation paid to our named executive officers;

          (vi)  reviews and approves certain transactions; and

         (vii)  reviews our long-term strategic plans.

        Members of the Board keep informed about our business by participating in Board and committee meetings, by reviewing analyses and reports, and through discussions with the Chief Executive Officer, or CEO, and other officers.

        The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements and evolving best practices. The Corporate Governance Guidelines may be viewed in the corporate governance section under the Investors tab of our website at www.npsp.com.

        The Board meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time as appropriate. Directors are responsible for attending Board meetings and meetings of the committees on which they serve and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2013, the Board of Directors held seven meetings. At each quarterly meeting and certain other meetings for limited periods of time and for limited considerations, the independent directors of the Board met in executive sessions in which only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the last full fiscal year for which he or she was a director or a member of such committee. Directors are invited to attend the Annual Meeting of Stockholders. All of our Board members were present in person at the Annual Meeting of Stockholders held in 2013.

 Independence of the Board

        Our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, determines the independence of each Board member and committee member on an annual basis and monitors independence on a regular basis. The Board primarily utilizes NASDAQ's categorical independence standards for determining whether members of the Board and the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent. The Board has also adopted Corporate Governance Guidelines which are, among other things, intended to ensure that the Board and its committees are composed of independent directors. The Corporate Governance Guidelines provide that "an independent director is one who has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." The Board and the Nominating and Corporate Governance Committee also regularly consult with our legal counsel to ensure that the Board's independence determinations are consistent with the foregoing criteria. This consultation includes an analysis of each director's response to a questionnaire inquiring about, among other things, his or her relationship, and those of his or her immediate family members, with the Company, our senior management, our independent registered public accounting firm, and other companies with whom we do business.

        Consistent with these considerations, after a review of any relevant transactions and relationships involving our directors, of which there were none in 2013, our Board has affirmatively determined that each current member of our Board of Directors is independent under the foregoing criteria, except for Dr. Nader, our President and Chief Executive Officer. In addition, our Board has affirmatively determined that each of the current members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the foregoing criteria.

Board Leadership Structure

        Our Board currently consists of eight directors, each of whom, other than Dr. Nader, is independent under NASDAQ's categorical independence standards and our Corporate Governance Guidelines. Dr. Nader has served as our CEO since March 2008 and as a member of our Board since January 2008. The chair of the Board is appointed from among the independent directors and is currently Mr. Tombros. The chair approves Board meeting agendas and schedules and generally approves information sent to the Board. In addition, the chair has the authority to call meetings of the independent directors and to retain advisors to the independent directors.

        The Board has determined that separating the positions of CEO and chair of the Board, and having an independent director serve as chair of the Board, is in the best interest of stockholders at this time in recognition of the differences between the two roles. Under this structure, the CEO is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership over the Company's operations, while the chair of the Board provides guidance to the CEO, sets the agenda for Board meetings, and presides over meetings of the full Board. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. To assure effective independent oversight, the Board has adopted a number of governance practices, including a strong, independent, clearly-defined role for the chair of the Board. In addition, our independent directors meet in executive sessions after every scheduled quarterly Board meeting.

The Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. The Board has oversight responsibility over the processes established to report and monitor systems for material risks applicable to the Company. In 2012, at the direction of the Board, management completed a comprehensive review of risks facing the Company with the help of an outside consultant. Since then, management reviews and updates the list of identified risks every quarter. The Board reviews management's progress against the identified risks at each scheduled quarterly Board meeting. The Audit Committee also regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks, and other risk management functions. In addition, the Nominating and Corporate Governance Committee considers risks related to succession planning. The Compensation Committee reviews risks relating to executive compensation policies and practices, including with respect to incentive compensation, as well as compensation and benefits plans affecting our other employees. The Compensation Committee also considers risks related to executive recruitment, assessment, development, retention, and succession policies and programs. The full Board considers strategic risks and opportunities and regularly receives reports from the committees that include risk oversight in their areas of responsibility.

  Compensation-Related Risks

        The Board, directly and through the Compensation Committee, reviewed compensation-related risks, including with the assistance of its compensation consultants. The review focused on the primary components of compensation, which are base salary, short-term incentive compensation, and long-term incentive compensation. As described below, the Board believes that the Company has a well-balanced and diverse compensation structure in which risk has been mitigated through the use of benchmarking and by linking an appropriate portion of compensation to the Company's long-term performance. The Compensation Committee has the responsibility for approving the final compensation for our named executive officers other than our CEO. The Compensation Committee recommends CEO compensation to our full Board of Directors, and the Board of Directors is responsible for final approval of CEO compensation.

  •
  Base salary compensation is reviewed by the Compensation Committee for each executive based on individual performance during the prior year, as well as the base salary compensation paid to similarly situated officers in peer group companies and the recommendation of its compensation consultant. Because base salaries are periodically benchmarked to ensure consistency with industry practices, the impact of individual performance on base salary levels is limited. As a result, the Company believes that its policies and practices relating to base salary reduce the likelihood of excessive risk taking.

  •
  Short-term incentive compensation, or STI, is reviewed by the Compensation Committee for each executive based on the extent to which the Company's corporate goals and the executive's individual performance goals have been achieved for the prior year. For each executive, 75% of STI compensation is tied to achievement of the corporate goals, and the remaining 25% is tied to achievement of the individual goals. Notably, the corporate goals are not tied to short-term improvements in earnings or stock value. Rather, the specific corporate goals established by the Board were selected because the Board believed them to be the key metrics used by management to achieve long-term business objectives and ensure the Company's future success. As a result, the Company believes that the corporate goal component of STI compensation has a focus on the Company's long-term success. In addition, individual goals for the executives are often directly and indirectly linked to the corporate goals, and the CEO's individual performance goals are the same as the Company's corporate goals. Because STI compensation is tied to achievement of corporate goals and individual goals that are linked to the long-term success of the Company, the Company does not believe that it encourages excessive risk-taking.

  •
  Long-term incentive compensation, or LTI, is granted to executives based on a philosophy that equity grants with service- or performance-based vesting requirements tie a portion of the executives' compensation to the Company's long-term performance and thereby align the interests of executives with the interests of the Company's stockholders. The Company provides LTI awards primarily through the issuance of stock options and RSUs, including stock options and RSUs subject to performance requirements. Executives realize value on their options only if the price of the Company's common stock increases (which benefits all stockholders) and only if the executives remain employed by the Company beyond the date that their options vest. In addition, the performance conditions established by the Board for performance-based stock options are also linked to the key metrics used by management to achieve long-term business objectives and the Company's future success. The Compensation Committee and the Board have also utilized grants of restricted stock and restricted stock units for the purpose of recruiting, retaining, and rewarding executive officers. Grants of restricted stock and restricted stock units encourage executive ownership of Company shares and align the incentives of our executives with the interests of the Company's stockholders. Overall, the Company believes that its approach of tying a meaningful portion of executive compensation to the long-term value of the Company's equity discourages inappropriate risk-taking and is a valuable tool in managing and mitigating any risks associated with its compensation policies and practices.

        In addition to the review of the individual components of the Company's compensation program, the Compensation Committee, in 2011, also approved stock ownership guidelines for the named executive officers. The approved equity ownership guidelines are three times base salary for the CEO and one times base salary for the other executive officers, with a five-year period to reach compliance. The Compensation Committee believes that equity ownership guidelines more closely align the interests of the executive officers with the stockholders and further mitigate risk relating to our compensation program.

        Based on its determination that the individual components of the Company's compensation program do not individually or in the aggregate encourage excessive or inappropriate risk-taking, and based on the instituted ownership guidelines, the Company has concluded that the risks associated with its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

        While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board's overall balance of perspectives, backgrounds, knowledge, experience, skill sets, and expertise in substantive matters pertaining to the Company's business.

Committees of the Board

        The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws, regulations and stock exchange listing requirements, currently, the Board has established three separately designated, standing committees: Audit, Compensation, and Nominating and Corporate Governance. Information regarding each committee is provided below.

  Audit Committee

        The Board has a separately-designated standing Audit Committee, the functions of which include:

  (i)
  overseeing our accounting and financial reporting processes and audits of our financial statements;

  (ii)
  reviewing evaluations of our system of internal controls;

  (iii)
  engaging and monitoring the independence and performance of our independent registered public accounting firm;

  (iv)
  providing a forum for communication among the independent registered public accounting firm, management, and the Board; and

  (v)
  providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

        The Audit Committee also prepares and submits the Audit Committee Report included in this Proxy Statement. The Audit Committee is presently composed of four directors: Ms. Selisker, Dr. Gemayel, Mr. Groninger and Mr. Tombros. Ms. Selisker serves as the chair of the Audit Committee.

        Our Board has determined that each member of the Audit Committee is independent under the independence criteria described above and meets the financial experience requirements under both the rules of the SEC and the listing standards of the NASDAQ Global Select Market. Our Board has also determined that Ms. Selisker qualifies as an "audit committee financial expert" as defined in applicable SEC rules. On February 12, 2014, the Board adopted an amended and restated written charter for the Audit Committee, which is available on the corporate governance section under the Investors tab of our website at www.npsp.com. The Audit Committee met four times during the fiscal year ended December 31, 2013.

  Compensation Committee

        The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policies and objectives. The Compensation Committee is responsible for establishing, approving, and recommending to the Board for final approval each of our compensation programs. The Compensation Committee's functions include:

  (i)
  establishing, reviewing, and overseeing base salaries, incentive compensation, equity compensation, retention compensation, and other forms of compensation paid to our executive officers and members of our Board of Directors;

  (ii)
  administering our incentive compensation and equity plans; and

  (iii)
  performing such other functions regarding compensation as the Board may delegate.

        The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis set forth in the "Executive Compensation—Compensation Discussion and Analysis" section of this Proxy Statement and prepares and submits to the Board the Compensation Committee Report set out in the "Executive Compensation—Compensation Committee Report" section of this Proxy Statement.

        In making its determinations, the Compensation Committee has the authority to act independently of management and to hire its own consultants. The Compensation Committee currently engages Frederic W. Cook & Co., or F.W. Cook, as an outside advisor to the committee and previously engaged Pearl Meyer and Partners, or Pearl Meyer. F. W. Cook and Pearl Meyer assisted the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The compensation consultants advised the Compensation Committee in determining base salaries for executive officers, establishing the range of potential awards for executive officers under our short-term incentive program and determining individual equity grant levels for executive officers. The compensation consultants also advised the Compensation Committee on non-employee director compensation.

        In addition, our CEO and Senior Vice President of Human Resources worked with the compensation consultants to develop total compensation recommendations for our executive officers other than our CEO. The recommendations were submitted to the Compensation Committee for its review. The Compensation Committee worked directly with the compensation consultants to develop a recommendation for CEO compensation. While the compensation consultant and our CEO, our Senior Vice President of Human Resources, our General Counsel, and our Chief Financial Officer offer ideas, opinions, and proposals to the Compensation Committee, the final decision with respect to any course of action rests solely with the Compensation Committee. The Compensation Committee has delegated to our CEO the limited authority to make option grants to new employees and other eligible persons who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any such grants are required to fall within the grant guidelines established by the Compensation Committee.

        The Compensation Committee is currently composed of four directors: Drs. Broom and Gemayel and Messrs. Granadillo and Tombros. Mr. Granadillo serves as the chair of the Compensation Committee.

        Our Board has determined that each member of the Compensation Committee is independent under the independence criteria described above. In addition, our Board of Directors has determined that all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and are non-employee directors as defined by Rule 16b-3 promulgated by the SEC under the Exchange Act. The Board has adopted a written charter for the Compensation Committee which is available in the corporate governance section under the Investors tab of our website at www.npsp.com. The Compensation Committee met seven times during the fiscal year ended December 31, 2013.

  Compensation Committee Interlocks and Insider Participation

        Dr. Broom has served as a member of the Compensation Committee since July 15, 2009. Mr. Granadillo joined the Compensation Committee on January 28, 2011. Dr. Gemayel and Mr. Tombros joined the Compensation Committee on May 16, 2012. No member of the Compensation Committee during 2013 was or has been an officer or employee of NPS. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4)(iii) of Regulation S-K.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's functions include:

  (i)
  evaluating the performance of each director, the Board (as a whole), and the Nominating and Corporate Governance Committee (as a whole) on at least an annual basis;

  (ii)
  providing advice, information, and materials relating to the nomination of directors;

  (iii)
  interviewing, nominating, and recommending individuals for membership on the Board and its committees;

  (iv)
  developing and overseeing the Board's corporate governance principles and a code of conduct applicable to members of the Board, officers, and employees of NPS;

  (v)
  developing and recommending to the Board for review and approval a succession plan for management; and

  (vi)
  assessing and monitoring the independence of the Board.

        The committee considers, on at least an annual basis, the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the committee by directors, management, stockholders, or third parties will be evaluated from time to time in light of the committee's determination of the Board's needs and under the same criteria as set forth below.

        The committee will consider nominees for director nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees, together with their qualifications for service as a director of NPS. The Nominating and Corporate Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our stockholders or by our directors. Stockholder recommendations for our 2015 annual general meeting should be made no later than December 2, 2014 to ensure adequate time for meaningful consideration by the Nominating and Corporate Governance Committee. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our common stock.

        In addition, stockholders of the Company may propose nominees for director at our annual or special meetings of stockholders by following the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's bylaws. Such procedures require that notice by any stockholder be delivered to our Corporate Secretary not less than 60 nor more than 90 days prior to the anniversary of the date of the previous years' annual meeting, which notice must set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

  •
  the name, age, business address, and residence address of such person;

  •
  the principal occupation or employment of such person;

  •
  the class and number of shares of the Company which are beneficially owned by such person;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

  •
  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), as well as certain information relating to the stockholder making the nomination.

If the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after such meeting date is first announced or disclosed.

        In evaluating the suitability of candidates for Board membership, the committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual's personal qualities and characteristics, accomplishments, and reputation in the business community; the potential candidate's current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business; the individual's ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive; and the need for the Board to have a diversity of viewpoints, background, experience, and other factors. The committee has not established any specific minimum qualification standards for nominees to the Board.

        The Nominating and Corporate Governance Committee is currently composed of four directors: Mr. Bonney, Dr. Broom, Mr. Groninger and Mr. Tombros. Mr. Bonney serves as the chair of the Nominating and Corporate Governance Committee.

        Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the independence criteria described above. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the corporate governance section under the Investors tab of our website at www.npsp.com. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2013.

Code of Ethics

        We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officer), employees, and agents. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section under the Investors tab of our website at www.npsp.com. We intend to disclose under the Investors tab on our website, in accordance with all applicable laws and regulations, any amendments to, or waivers from, our Code of Business Conduct and Ethics.

Non-employee Director Stock Ownership Guidelines

        We have adopted stock ownership guidelines for non-employee directors of NPS to better align the interests of our non-employee directors with the interests of our stockholders. These guidelines were revised in November 2010. Under the revised stock ownership guidelines, each non-employee director on the Board as of November 16, 2010 is required to hold a minimum of 25,000 shares of common stock, restricted stock or deferred stock units of NPS, and each non-employee director that joins the Board after November 16, 2010 is required to hold a minimum of $125,000 worth of shares of common stock, restricted stock or deferred stock units of NPS, with the actual number of shares calculated as of the date such director joins the Board. Each non-employee director had three years from the effective date of the guidelines, March 28, 2005, or, if later, three years from the date they join the Board to acquire a sufficient number of shares or units so as to be in compliance with the guidelines. As of the date of this Proxy Statement, no non-employee director was in violation of the guidelines. A non-employee director is not permitted to transfer or assign the applicable shares, except as permitted in the guidelines, until such director is in compliance with the guidelines. If a non-employee director is found not to be in compliance with the guidelines after three years of service to the Board, then all Board compensation will be paid in shares until such time as the director is in compliance with the stock ownership guidelines. We also encourage directors to accumulate additional stock ownership in the Company by providing directors with the option of receiving non-employee director compensation in deferred stock units.

Executive Officer Stock Ownership Guidelines

        We have adopted stock ownership guidelines for the named executive officers of NPS to better align the interests of our executive officers with the interests of our stockholders. The ownership guidelines provide for our CEO and other executive officers designated by the Board to own a minimum number of shares, which (i) for our CEO, is the number of shares having a value equal to at least three times his annual base salary and (ii) for other executive officers, is the number of shares having a value equal to at least one times such executive's annual base salary. All shares held by our executives, including unvested RSUs and shares underlying unexercised stock options, count toward these guidelines. The guidelines provide for our executives to reach these goals within the later of five years from February 7, 2011, the date on which the guidelines were adopted or five years from the date on which the executive is appointed. Once an executive has attained his or her minimum ownership requirement, he or she must maintain at least that level of ownership. If a named executive officer is found not to be in compliance with the guidelines after such five-year period, then such named executive officer will be subject to additional transfer restrictions with respect to his or her shares.

Communication from Stockholders

        Written communications to the Board may be submitted by electronic mail at BoD@npsp.com, by accessing our website at www.npsp.com and clicking on the "Contact Us" link at the top of the page, or by writing to the General Counsel at 550 Hills Drive, 3rd Floor, Bedminster, NJ 07921. Under procedures approved by a majority of the independent directors, the General Counsel will review such communications and will forward them to the Board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the General Counsel will forward communications to the Board if they are relevant to our governance, ethics, and policies. At each Board meeting, the General Counsel presents a summary of all communications received since the last meeting that were not forwarded to the Board, if any, and makes those communications available to the directors upon request.

PROPOSAL NO. 2
APPROVE 2014 OMNIBUS EQUITY COMPENSATION PLAN

        On February 12, 2014, the Board of Directors adopted, subject to approval by our stockholders at the Annual Meeting, the NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan (the "2014 Plan" or the "Plan"). The Board of Directors has directed that the proposal to approve the Plan be submitted to the stockholders for their approval at the Annual Meeting. Stockholder approval is being sought (i) in order to meet the NASDAQ Global Market listing requirements, (ii) so that compensation attributable to awards under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") (see discussion of "Federal Income Tax Consequences of the Plan" below), including by obtaining stockholder approval of the annual individual share limitations (see discussion of "Shares Available for Awards" below) and (iii) in order for incentive stock options to meet the requirements of the Code.

History

        We currently maintain the NPS Pharmaceuticals, Inc. 2005 Omnibus Incentive Plan, as amended and (the "2005 Plan"), which will terminate by its terms on May 12, 2015. The Board believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the 2005 Plan and provide the Company with an omnibus plan to design and structure awards of stock options, stock units, stock awards, stock appreciation rights, performance units, performance shares, other stock-based awards, and other cash-based awards for selected individuals in our employ or service.

Purpose

        With the growing worldwide demand for talent, the appropriate use of equity awards remains an essential component of our overall compensation philosophy. Consequently, the Board believes that the proposed 2014 Plan and share reservation is necessary for us to continue to attract, retain and motivate well-qualified employees and directors who will contribute to our continued success. For example, the proposed 2014 Plan and share reservation will allow us to continue attracting, retaining and motivating employees who are executing our strategy for the commercialization of Gattex/Revestive, preparing for launch of Natpara, and international expansion as we establish ourselves as a global commercial rare disease company. Based on our historic and projected future usage patterns, the Compensation Committee estimates that the proposed share reservation under the 2014 Plan will be sufficient to provide awards for the next two years. Unless our stockholders approve the 2014 Plan, we will be limited in our ability to use stock options, stock units, stock awards, and other equity awards as incentives to attract, retain and motivate our employees and directors, particularly when the 2005 Plan terminates and no further awards can be granted under it. If the 2014 Plan is approved by our stockholders, then no new awards will be granted under the 2005 Plan subsequent to the date the 2014 Plan is approved by our stockholders, all awards granted under the 2005 Plan will remain outstanding in accordance with their terms, and the shares with respect to outstanding awards made under the 2005 Plan will be issued or transferred to award recipients under the 2005 Plan.

        If approved by our stockholders, the 2014 Plan will become effective on May 6, 2014.

        The material terms of the 2014 Plan are summarized below. A copy of the full text of the 2014 Plan is attached to this Proxy Statement as Annex A. This summary of the 2014 Plan is not intended to be a complete description of the 2014 Plan and is qualified in its entirety by the actual text of the 2014 Plan to which reference is made.

 Information Regarding Overhang and Dilution

        Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the number of shares outstanding. Our overhang at December 31, 2013 was 10.9%. If the 7,000,000 shares proposed to be authorized for grant under the 2014 Plan are included in the calculation, our overhang at December 31, 2013 would have been 16.0%. Upon stockholder approval of the 2014 Plan, no additional grants will be made under the 2005 Plan.

        Burn rate provides a measure of the potential dilutive impact of our equity award program and is calculated by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. For fiscal years 2013, 2012 and 2011, our burn rate was 2.8%, 2.5% and 1.7%, respectively.

        The Board believes that the availability of 7,000,000 new shares of our common stock for issuance under the 2014 Plan will ensure that we continue to have a sufficient number of shares available to achieve our compensation strategy. We retained the Proxy Advisory Group, a professional proxy solicitation firm, to evaluate the impact of share issuance under the 2014 Plan on dilution and share overhang, and the Proxy Advisory Group recommended as a result of such analysis that 7,000,000 new shares represents a reasonable amount to be reserved for issuance under the 2014 Plan.

Material Features of the Plan

        General.    The Plan provides that awards may be made in any of the following forms:

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  Incentive stock options

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  Nonqualified stock options

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  Stock awards

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  Stock units

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  Stock appreciation rights ("SARs")

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  Performance shares

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  Performance units

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  Cash-based awards

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  Other stock-based awards

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  Dividend equivalents

  Shares Available and Share Usage

        Shares Available for Awards.    The Plan authorizes 7,000,000 new shares of our common stock for issuance, subject to adjustment in certain circumstances as described below. In addition, the shares subject to any awards granted under the 2005 Plan that are outstanding as of the effective date of the 2014 Plan and which terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, or are otherwise not paid in full, will be available for issuance under the 2014 Plan.

        The Plan provides that the maximum aggregate number of shares of our common stock with respect to which awards may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below. If dividend equivalents or cash-based awards settled in cash are awarded, an individual may not accrue dividend equivalents or be awarded cash-based awards settled in cash in excess of $2,000,000, in the aggregate, during any calendar year.

        Share Usage.    For each share that is actually issued pursuant to an award of stock options or stock appreciation rights (other than awards paid in cash), the share authorization under the Plan shall be reduced by one share (i.e., on a 1:1 ratio). For each share that is actually issued pursuant to any other award under the Plan, including stock awards and stock units, the share authorization under the Plan shall be reduced by one and one half shares (i.e., on a 1:1.5 ratio). If and to the extent options and stock appreciation rights granted under the Plan (including options granted under the 2005 Plan) terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, performance units, or other stock-based awards (including stock awards, stock units, performance share awards and performance units granted under the 2005 Plan) are forfeited, terminated, exchanged for awards not involving Company stock, or otherwise not paid in full, the shares subject to such awards will become available again for purposes of the Plan. Shares withheld or surrendered in payment of the exercise price of a stock option, and shares withheld or surrendered in satisfaction of any tax withholding requirements with respect to any award, in addition to the shares actually issued with respect to any such award, will reduce the available share authorization under the Plan, taking into account the share counting ratios described above. Upon the exercise of a stock option through a net exercise procedure or upon the exercise of a stock appreciation right, the gross number of shares for which the stock option or stock appreciation right is exercised (without regard to any cash settlement of a stock appreciation right), will reduce the available share authorization under the Plan.

  Administration

        The Plan will be administered and interpreted by the Compensation Committee, which currently consists of four independent directors. Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee.

        The Compensation Committee has the authority to (i) determine the individuals to whom awards will be made under the Plan, (ii) determine the type, size, terms and conditions of the awards, (iii) determine when awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued award, subject to the limitations described below and (v) deal with any other matters arising under the Plan.

  Eligibility and Vesting

        Eligibility for Participation.    All of our employees, non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive awards under the Plan. As of March 7, 2014, approximately 218 persons are eligible as employees, non-employee directors, and consultants to receive awards under the Plan. The Compensation Committee is authorized to select the persons to receive awards from among those eligible and will determine the number of shares of our common stock that are subject to each award.

        Vesting.    The Compensation Committee determines the vesting of awards granted under the Plan, including the vesting conditions for performance-based vesting and time-based vesting.

  Types of Awards

  Stock Options

        The Compensation Committee may award options intended to qualify as incentive stock options within the meaning of section 422 of the Code ("ISOs") or "nonqualified stock options" that are not intended to so qualify ("NQSOs") or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive an award of NQSOs. Only our employees and employees of our subsidiaries may receive an award of ISOs.

        The Compensation Committee will fix the exercise price per share of options on the date of award. The exercise price of options awarded under the Plan will not be less than the fair market value of our common stock on the date of award. However, if the recipient of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of award.

        The Compensation Committee will determine the term of each option which will not exceed 10 years from the date of award. Notwithstanding the foregoing, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of award. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of award, with respect to which ISOs become exercisable for the first time by a recipient during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The maximum aggregate number of shares of our common stock with respect to which ISOs may be awarded under the Plan is 5,000,000, subject to adjustment in accordance with the terms of the Plan.

        The Compensation Committee will determine the terms and conditions of options, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any options. Except as provided in the award instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while the award recipient is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service. The Compensation Committee may specify in the award instrument the vesting or performance conditions of the option awards, including whether unvested options will be forfeited if the award recipient's employment or service is terminated.

        A recipient of an option award may exercise the option by delivering notice of exercise to us. The recipient will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by the Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our common stock subject to the surrendered portion exceeds the aggregate exercise price, or (v) by another method approved by the Compensation Committee.

  Stock Awards

        The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that award recipients pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals (such as Performance Shares, discussed below), as the Compensation Committee determines. The Compensation Committee will determine the number of shares of our common stock subject to the award of stock awards and the other terms and conditions of the award including whether the award recipient will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. The Compensation Committee may specify in the award instrument the vesting or performance conditions of stock awards, including whether unvested stock awards will be forfeited if the award recipient's employment or service is terminated.

  Stock Units

        The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the award recipient with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals (such as Performance Units, discussed below) or other conditions, and the other terms and conditions applicable to stock units.

        Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes payable, it will be paid to the award recipient in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee. The Compensation Committee may specify in the award instrument the vesting or performance conditions of stock units, including whether unvested stock unit awards will be forfeited if the award recipient's employment or service is terminated.

  Stock Appreciation Rights

        The Compensation Committee may award stock appreciation rights to anyone eligible to participate in the Plan. Stock appreciation rights may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a stock appreciation right, the award recipient will be paid an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the stock appreciation right. Such payment to the award recipient will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the term of each stock appreciation right, which will not exceed 10 years from the date of grant.

        The base amount of each stock appreciation right will be determined by the Compensation Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the stock appreciation right is granted. The Compensation Committee will determine the terms and conditions of stock appreciation rights, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any stock appreciation rights. The Compensation Committee may specify in the award instrument the vesting or performance conditions of stock appreciation right awards, including whether unvested stock appreciation right awards will be forfeited if the award recipient's employment or service is terminated.

  Performance Units and Performance Shares

        The Compensation Committee may award stock units and stock awards with restrictions based upon the achievement of specific performance goals known, respectively, as performance units and performance shares to anyone eligible to participate in the Plan. The Compensation Committee shall establish the initial value of each performance unit at the time of award. The initial value of each performance share shall be equal to the fair market value of our common stock on the date of award. The Committee shall set the performance goals in its discretion, which, depending on the extent to which such goals are met, will determine the value and/or number of performance units or performance shares that will be paid out or issued to the award recipient. The Compensation Committee also will determine the other terms and conditions applicable to performance units and performance shares.

        Payment to the recipient of a performance unit or performance share will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee shall determine under what circumstances an award recipient may retain performance units or performance shares if the award recipient's employment or service is terminated.

  Other Stock-Based Awards

        The Compensation Committee may grant other stock-based awards, which are awards other than options, stock appreciation rights, stock units, stock awards, performance units or performance shares. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan, in such amounts and subject to such terms and conditions, as the Compensation Committee may determine, including the achievement of any performance goals which may be established by the Compensation Committee in its discretion. These awards will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

  Cash-Based Awards

        The Compensation Committee may grant cash-based awards to anyone eligible to participate in the Plan. The Compensation Committee will determine whether cash-based awards will become payable subject to the achievement of performance goals or other conditions, and the other terms and conditions applicable to cash-based awards. If the Compensation Committee chooses to establish performance goals, the value of any cash-based award paid to the award recipient will depend on the extent to which the performance goals are met. Cash-based awards will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee.

  Dividend Equivalents

        The Compensation Committee may grant dividend equivalents in connection with awards of stock units or performance units made under the plan. Dividend equivalents entitle the award receipient to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The terms and conditions of dividend equivalents, including whether dividend equivalents shall be payable based on the achievement of specific performance goals, will be determined by the Compensation Committee.

        Qualified Performance-Based Compensation.    The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to awards granted to employees under the Plan, in order for the awards to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see "Federal Income Tax Consequences of the Plan" below). Prior to, or soon after the beginning of, the performance period (but before 25% of the performance period has lapsed, and not later than 90 days after the commencement of the performance period), the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

        The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); product development; growth in assets; inventory; strategic business measures consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or cost targets; or goals relating to mergers, acquisitions, including licensing deals, or divestitures within time deadlines and other parameters set by the Compensation Committee. Such performance goals may also be particular to an employee or the division, department, branch, line of business, subsidiary or other unit in which the employee works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years' results, or a designated market index or comparison group, all as determined by the Compensation Committee.

  Deferrals and Adjustments

        Deferrals.    The Compensation Committee may permit or require award recipients to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the recipient in connection with any stock units or other stock-based awards under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

        Adjustment Provisions.    In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as awards, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding awards, the number and kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding awards. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding awards will be consistent with sections 409A, 422, and 424 of the Code, to the extent applicable. Any adjustments shall be final, binding and conclusive.

  Changes of Control

        Upon a change of control and (a) a material alteration of an award recipient's job prospects followed by termination of the award recipient's employment within the timeframes set forth in the Plan, or (b) an award recipient's involuntary termination of service other than for cause, death or permanent disability, then, the unvested awards immediately vest upon such termination of employment or service and will be exercisable until the later of (i) twenty-four months from the effective date of such termination or (ii) the time specified in the award agreement during which the award recipient's award is exercisable following termination of service; provided that in no event shall an award be exercisable after the expiration of its term. For the purpose of applying these rules to an award that vests based on the attainment of performance goals, the award shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Compensation Committee may determine.

        For the purpose of the Plan, "materially altered" generally means that, without an award recipient's consent, there is (1) a material reduction of the award recipient's authority, duties or responsibilities without cause, (2) a material diminution in the award recipient's base compensation without cause, or (3) a material change in the geographical location at which the award recipient must perform his or her duties, and "cause" generally means (A) an act of material dishonesty in connection with an award recipient's employment or service, (B) an award recipient's conviction of, or plea of nolo contendere to, a felony, (C) an award recipient's gross misconduct in connection with the award recipient's employment or service, (D) an award recipient's violation of our, or our subsidiary's, written policies, or (E) an award recipient's continued failure to perform his or her responsibilities for us or our subsidiary.

        In general terms, a change of control under the Plan occurs in the event of:

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  a dissolution or liquidation or sale of all or substantially all of the assets of the Company;

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  a merger or consolidation in which we are not the surviving corporation;

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  a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise;

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  a strategic corporate event, such as a merger or acquisition, where we are technically the surviving entity, but where other elements of a change of control are present, i.e., change in management team or Board composition;

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  a transaction which the Board determines in its sole discretion to constitute a change of control; or

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  any capital reorganization in which fifty percent (50%) of shares of our stock entitled to vote is exchanged.

        For any awards subject to the requirements of Section 409A (discussed below) that will become payable on a change of control, the transaction constituting a change of control must also constitute a change of control for purposes of Section 409A.

        The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

  Prohibition on Repricing of Options; Clawback Policy

        Except as set forth in the Plan, neither our Board nor the Compensation Committee can amend the price of outstanding options or stock appreciation rights under the Plan to reduce the exercise price or cancel such options or stock appreciation rights in exchange for cash or other awards of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without prior stockholder approval.

        All awards made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company, as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

  Other Plan Terms

        Transferability of Awards.    Only the award recipient may exercise rights under a grant during the award recipient's lifetime. An award recipient may not transfer those rights except by will or the laws of descent and distribution. The Compensation Committee may also provide, in an award agreement, that an award recipient may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

        Award Recipients Outside of the United States.    If any individual who receives an award under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the award on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

        Limitations Period.    An individual filing a claim for benefits under the Plan must file the claim within one year after the time the individual knew or should have known of the principal facts on which the claim is based.

        Amendment and Termination of the Plan.    Our Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or extended by the Board with stockholder approval.

        Stockholder Approval for Qualified Performance-Based Compensation.    If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the Plan.

        New Plan Benefits.    The number of shares to be issued under the Plan to participants, including eligible employees, executive officers and non-employee directors of the Company, and the net values to be realized upon such issuances, are discretionary, and therefore, not determinable.

Federal Income Tax Consequences of the Plan

        The federal income tax consequences of awards under the Plan will depend on the type of awards. The following description provides only a general description of the application of federal income tax laws to awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to award recipients, as the consequences may vary with the types of awards made, the identity of the award recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

        From the award recipient's standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the award recipient holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the award recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the award recipient.

        Exceptions to these general rules arise under the following circumstances:

            (i)  If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the award recipient makes a special election to accelerate taxation under section 83(b) of the Code.

           (ii)  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

          (iii)  An award may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

        Potential Limitation on our Deductions.    Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and stock appreciation rights granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, performance units, performance shares, dividend equivalents, cash-based awards, and other stock-based awards granted under the Plan may be structured to meet the qualified performance-based compensation exception under section 162(m) of the Code if the Compensation Committee determines to condition such awards on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code. While tax deductibility is one factor considered by the Compensation Committee in structuring awards under the Plan, it is not the sole or primary factor. The determination of whether to structure awards to meet the exception to Section 162(m) for qualified performance based compensation will be made by the Compensation Committee in its discretion taking into account such factors as it deems appropriate.

        "Golden Parachute Payment" Provisions.    Under certain circumstances, accelerated vesting or exercise of an award in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the recipient of such award may be subject to an excise tax equal to 20% of the amount of the excess parachute payment in addition to any other income taxes, and the Company would be denied a tax deduction for the excess parachute payments.

        Withholding.    We have the right to require that award recipients pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to awards. We may withhold from other amounts payable to an award recipient an amount necessary to satisfy these obligations. The Compensation Committee may permit an award recipient to satisfy our withholding obligation with respect to awards paid in shares of our common stock by having shares withheld, at the time the awards become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2014 OMNIBUS EQUITY COMPENSATION PLAN.

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing stockholders an advisory vote on executive compensation. This vote is now required under Section 14A of the Exchange Act.

        Our Compensation Committee has described our compensation philosophy in the "Compensation Discussion and Analysis" section of this Proxy Statement. Stockholders are urged to read the Compensation Discussion and Analysis, which appears in the "Executive Compensation—Compensation Discussion and Analysis" section of this Proxy Statement. The Compensation Discussion and Analysis section discusses how our compensation policies and procedures implement our compensation philosophy and describes the compensation of our chief executive officer, our chief financial officer, and the other three most highly compensated executive officers of NPS in 2013, whom we refer to as our named executive officers. The Compensation Committee and the Board of Directors believe the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and that the compensation of our named executive officers in 2013 reflects and supports these compensation policies and procedures.

        Stockholders are being asked to vote on the following resolution:

    RESOLVED, the stockholders of NPS Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the Proxy Statement for the 2014 Annual Meeting of Stockholders captioned "Executive Compensation."

        This advisory vote on executive compensation, commonly referred to as a 'say-on-pay' advisory vote, is not binding on our Board of Directors. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE
RESOLUTION APPROVING (ON AN ADVISORY BASIS) THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has appointed KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, we are asking our stockholders to ratify such appointment. If our stockholders disapprove of this proposal, our Audit Committee intends to reconsider the selection of KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. KPMG has audited our financial statements since our inception in 1986.

        KPMG has advised us that neither it nor any of its members has any direct or material indirect financial interest in the Company. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

 Principal Accountant Fees and Services

        The following table sets forth the fees paid or payable to KPMG LLP relating to the audit of the 2013 consolidated financial statements and fees for other professional services billed in 2013 with comparative amounts for 2012:

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2012
Audit fees	$854,000	$585,000
Audit-related fees	$2,000	$2,000
Tax fees	$432,000	$160,000
All other fees	$—	$—
Total	$1,288,000	$747,000

        Audit fees consist of KPMG's fees for services related to their audits of our annual financial statements and internal control over financial reporting, their review of financial statements included in our quarterly reports on SEC Form 10-Q, their review of SEC filed registration statements, and fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as the issuance of consents and comfort letters.

        Audit-related fees consist of fees for assurance related services by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not considered "audit fees."

        Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by KPMG in connection with the expansion of our international business in 2013 and an Internal Revenue Code Section 382 study for 2013 and 2012.

        All other fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services, if any. We did not incur any fees under this category in 2013 or 2012.

 Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. All audit, audit-related, tax, and any other services performed for us by our independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee is sensitive to the concern that some non-audit services and related fees could impair independence, and the Audit Committee believes it important that independence be maintained. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as "tax fees" or "other fees" are sufficiently related to the audit work performed by KPMG that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits and to approve the performance of non-audit services where it believes efficiency can be obtained without compromising independence.

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and system of internal controls on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also is responsible for engaging and monitoring the independence and performance of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the corporate governance section under the Investors tab of our website at www.npsp.com. The current members of the Audit Committee are Ms. Selisker, Dr. Gemayel, Mr. Groninger and Mr. Tombros, each of whom is an independent director.

        Our management supervises our system of internal controls and the financial reporting process. Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards and expresses opinions on these consolidated financial statements. In addition, our independent registered public accounting firm expresses its own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

        The Audit Committee has reviewed and discussed with management and KPMG the Company's audited consolidated financial statements as of and for the year ended December 31, 2013, as well as management's assessment and KPMG's evaluation of the effectiveness of our internal control over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

        The Audit Committee also discussed with KPMG the matters required to be discussed by Auditing Standards No. 16, "Communication with Audit Committees," issued by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received, reviewed, and discussed with KPMG the written disclosures and the letter from them required by the applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence and has discussed with KPMG their independence. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG is compatible with maintaining the independence of the auditors. The Audit Committee's policy is to approve all audit and permissible non-audit services provided by KPMG. All audit and permissible non-audit services performed by KPMG during fiscal year 2013 were pre-approved by the Audit Committee in accordance with established procedures.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Audit Committee of the Board,
Rachel R. Selisker, Chair Georges Gemayel James G. Groninger Peter G. Tombros

(1)
This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be "filed" with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate this Report by reference into any such document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of compensation to our named executive officers. Following this discussion, you will find a series of tables containing more specific details of the 2013 fiscal year compensation earned by, or awarded to, our named executive officers. The following individuals were our named executive officers for fiscal year 2013:

Name	Position
Francois Nader	President and CEO
Luke Beshar	Executive VP and CFO
Roger Garceau	Executive VP and CMO
Eric Pauwels	Senior VP and CCO
Susan E. Graf	Vice President, Corporate Development & Strategy

Executive Summary

        The following provides a brief overview of certain highlights from the more detailed disclosure set forth in this Compensation Discussion and Analysis:

  •
  Our compensation policy has two fundamental objectives: (1) to attract, retain and motivate highly talented and team-oriented executives and employees, and (2) to align our executives' and employees' interests with those of our stockholders by rewarding short-term and long-term performance.

  •
  While compensation levels may differ among our named executive officers based on competitive factors and the role, responsibilities and performance of each specific named executive officer, in order to encourage our named executive officers to compete collectively and manage collaboratively, there are no material differences in the compensation philosophies, objectives or policies for our named executive officers, other than our CEO, whose compensation is tied more directly to overall Company performance than the other named executive officers. The Compensation Committee considers all executives' relative pay when making practical decisions regarding hiring, promoting and retaining our executives but does not have a formal policy regarding internal pay equity.

  •
  We have traditionally provided our named executive officers with the following types of compensation and benefits:

  •
  annual base salary (cash);

  •
  short-term incentive compensation (that is, annual cash bonus awards);

  •
  long-term incentive compensation (typically equity compensation); and

  •
  post-termination benefits, including in connection with a change of control of the Company.

  •
  Our compensation programs are designed so that a significant portion of named executive officer compensation is variable, performance-based compensation, including all long-term incentive awards and specific performance-based awards. For 2013, approximately 83% of targeted compensation for our CEO and approximately 67% of targeted compensation for the other named executive officers was variable, performance-based compensation.

  •
  In setting individual compensation for our executive officers, the Compensation Committee is guided by the total compensation paid for comparable positions within our peer group of companies. However, our compensation program is structured to allow an individualized assessment of compensation without a specific percentile target for peer group companies, and the Compensation Committee may provide total compensation above the mid-range of our peer group companies for superior or extraordinary performance.

  •
  Based on Dr. Nader's achievement of the critical Company milestone of FDA approval of Gattex in 2012, and to provide incentives for the achievement of current and future critical Company milestones, in January 2013 the Compensation Committee recommended, and the Board approved, granting Dr. Nader long-term incentive awards of time-based options to acquire shares of our common stock and RSUs, and performance-based RSUs in the upper third of our 2013 peer group. In addition, the Compensation Committee recommended, and the Board approved, an 8.8% base salary increase for Dr. Nader, bringing his 2013 base salary to be the mid-range of our 2013 peer group.

  •
  The Compensation Committee considers individual and company performance in connection with determining annual base salary increases and in granting both short-term and long-term incentive awards. For 2013, corporate performance and individual performance metrics were based primarily on the following factors:

  •
  successful launch of Gattex, based upon the number of patients at year-end;

  •
  successful launch of Gattex, based upon 2013 net sales;

  •
  filing of the Biologics License Application ("BLA") for Natpara;

  •
  raising adequate capital;

  •
  development of Gattex for pediatric short bowl syndrome ("SBS"); and

  •
  international development strategy.

  •
  The price of our common stock increased by approximately 334% over the course of 2013 from a closing price on the NASDAQ Global Market of $9.10 per share on December 31, 2012 to $30.36 per share on December 31, 2013.

  •
  It is our general practice not to provide perquisites or personal benefits to our named executive officers beyond what is generally offered to all employees.

  •
  In May 2013, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of stockholder votes cast in favor of our 2013 say-on-pay resolution.

        As we evaluated our compensation practices and talent needs throughout 2013, we were mindful of the strong support our stockholders expressed for our pay-for-performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation for 2013 with an emphasis on short- and long-term compensation that rewards our most senior executives when corporate goals are met. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

 Role of Board of Directors and Compensation Committee

        Our compensation policy is set by the Board of Directors, with the advice and recommendation of the Compensation Committee. The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policy. The Compensation Committee is responsible for establishing, reviewing, approving and recommending to the Board for final approval each of our compensation programs. In addition, the Compensation Committee is responsible for ensuring that total compensation paid to our executive officers, including the named executive officers, is consistent with our compensation policy and objectives. The Compensation Committee has the responsibility for approving the final compensation for our named executive officers other than our CEO. The Compensation Committee recommends CEO compensation to our full Board of Directors, and the Board of Directors is responsible for final approval of CEO compensation.

Compensation Policy and Objectives

        Our compensation policy has two fundamental objectives:

  •
  to attract, retain and motivate highly talented and team-oriented executives and employees; and

  •
  to align our executives' and employees' interests with those of our stockholders by rewarding short-term and long-term performance.

        To accomplish our fundamental objectives, the Compensation Committee establishes, approves and recommends to the Board for final approval compensation programs based on certain compensation philosophies, including the following:

  •
  Deliver Stockholder Value:  A significant portion of our executives' total compensation is linked to the financial interests of our stockholders through the risks and rewards of ownership of our common stock, and also to a lesser extent with shorter term incentives linked to annual corporate goals.

  •
  Recruit and Retain Top Talent:  Our patients, providers, regulators and stockholders put a high degree of trust in NPS. As a result, we structure our compensation programs at competitive levels to attract and retain highly talented executives in terms of business acumen, technical expertise, and leadership ability. Our executives must foster an NPS values-driven culture with an unwavering commitment to integrity, respect, excellence, teamwork, personal accountability and entrepreneurial spirit. We strive to understand market forces and practices by reviewing and analyzing compensation for executives within a peer group of similar companies. In light of the volatility of our business and the pharmaceutical and biotechnology industry in general, our compensation programs are structured so that even in periods of downturns in Company performance, successful, high-achieving executives and employees will remain motivated and committed to NPS.

  •
  Align Pay with Performance (Risk vs. Reward):  Our executive compensation plans have strong links to performance achievements, by linking rewards to strategic, operational and financial results. At-risk elements such as short-term cash incentives (STI) and long-term equity-based incentives (LTI) comprise a significant portion of our overall executive compensation. For incentive plans, annual performance goals and metrics are established to link the level of compensation received to the level of performance achievement and stockholder value delivered.

  •
  Drive Performance by Balancing Compensation Elements:  We recognize that achievement of short-term (e.g., annual) objectives is a key factor in delivering long-term, sustained success and stockholder value. Thus, our executive compensation plans are designed to motivate by combining both short- and longer-term objectives and rewards. Short-term objectives may include, for example, fully completing a work product in a given year, or completion of a critical step(s) of a longer term ultimate objective. We recognize the need to strategically leverage base salary, annual salary increases, STI/annual bonus and LTI/equity differentially for particular purposes while also achieving the proper balance of these elements in contributing to total direct compensation. To meet these goals, both market data and the interests of NPS and its stockholders are considered. Perquisites are rare and limited to those that are essential to the executive's ability to effectively perform or those generally offered to all employees.

  •
  Pay for Top Performers:  The application of the above risk and reward strategy is also intended to yield appropriate differentials in actual compensation received for top performers versus lesser performers.

  •
  Foster Sound Corporate Governance:  Our plans are developed to foster best practices in corporate governance and to ensure compliance with all applicable legal requirements.

Compensation Consultants

        The Compensation Committee engaged Frederic W. Cook & Co., or F.W. Cook, as an outside advisor to the committee beginning in August 2013 and had previously engaged Pearl Meyer and Partners, or Pearl Meyer. The compensation consultants assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The Compensation Committee regularly evaluates the consultants' performance and has the sole authority to engage and terminate a compensation consultant.

        During 2013, the compensation consultants advised the Compensation Committee in (i) determining base salaries for executive officers, (ii) establishing the range of potential awards for executive officers under our short-term incentive program and (iii) determining individual equity grant levels for executive officers. The compensation consultants also advised the Compensation Committee on non-employee director compensation, which is discussed in more detail later in this Proxy Statement under the caption "2013 Director Compensation."

        The Compensation Committee recognizes that it is important that its outside compensation consultant be independent and that it receive objective advice from its outside compensation consultant. The Compensation Committee has determined that the compensation consultants are independent and did not raise any conflicts of interest, consistent with the guidance provided under the Dodd Frank Act and by the SEC and NASDAQ.

Role of Executives in Compensation Decisions

        Our CEO, Senior Vice President of Human Resources, General Counsel, and Chief Financial Officer generally attend Compensation Committee meetings. Compensation Committee meetings usually include an executive session which is conducted without the CEO, Chief Financial Officer, General Counsel and Senior Vice President of Human Resources being present, although the Compensation Committee occasionally requests that the General Counsel or Senior Vice President of Human Resources remain present during executive sessions. Our CEO and Senior Vice President of Human Resources work with the compensation consultants to develop total compensation recommendations for our executive officers other than the CEO. The recommendations are submitted to the Compensation Committee for review. The Compensation Committee works directly with the compensation consultants to develop a recommendation for CEO compensation. While the compensation consultants and the officers mentioned above offer ideas, opinions, and proposals to the Compensation Committee, the Compensation Committee functions and votes independently.

 Setting Executive Compensation

        The Compensation Committee has established a number of practices to assist it in setting executive compensation in accordance with our compensation policy and objectives. Among the procedures are:

  •
  Engaging an Independent Compensation Consultant.  As discussed above, in 2013 the Compensation Committee retained Pearl Meyer and, beginning in August 2013, F.W. Cook to advise it on matters related to executive compensation and our compensation programs.

  •
  Market Review.  With the assistance of the compensation consultants and management, the Compensation Committee reviews on an annual basis each component of NPS executive compensation against compensation at a peer group of publicly-traded biotechnology and pharmaceutical companies. For years in which both the Company and individual performance goals are met, our overall compensation program is generally designed to provide our named executive officers with total compensation comparable to the total compensation paid for comparable positions within the surveyed companies. However, our compensation program is structured to allow an individualized assessment of compensation without a specific percentile target for peer group companies. The Compensation Committee may provide total compensation above the mid-range of our peer group companies for superior or extraordinary performance and below the mid-range for below-target performance. All elements of compensation are compared to the entire group of surveyed companies based on available market information. The peer group used for the comparison, which is regularly reviewed, consists of companies that we believe have executive positions similar in breadth and scope to ours and businesses that compete with us for talent and stockholder investment. The peer group used by the Compensation Committee to make 2013 compensation decisions is represented in the following table.

  Peer Group for 2013 Compensation Decisions ("2013 Peer Group")

Acorda Therapeutics, Inc.	Medivation, Inc.	Sucampo Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.	ViroPharma Inc.
Avanir Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.
Cadence Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Halozyme Therapeutics, Inc.	Santarus, Inc.
Incyte Corp.	Salix Pharmaceuticals, Inc.
Ironwood Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
  •
  Peer Group and Survey Data.  The Compensation Committee utilized the 2013 Peer Group to provide context for its compensation decision-making for 2013. After the peer group companies were selected, Pearl Meyer prepared and presented reports to the Compensation Committee summarizing the competitive data and comparisons of our named executive officers to the comparable company market data, based on executive officers at the peer group companies who have similar jobs as our named executive officers, utilizing publicly available data from the comparable companies and broad survey data (reflecting peer companies). The broad survey data was used when publicly available peer data was insufficient. Each element of our compensation is reviewed as part of this analysis and evaluation.

  •
  Total Compensation Review.  The Compensation Committee reviews each named executive officer's total compensation annually with the assistance of the CEO (except when the CEO's compensation is reviewed), the Senior Vice President of Human Resources and the compensation consultants. To facilitate this review, the Compensation Committee utilizes an executive assessment compiled by the compensation consultants. The executive assessment reviews each executive officer's total compensation and presents the dollar value of each component of the executive's total compensation, including cash compensation (which includes base salary and payments under our short-term incentive compensation program), outstanding equity awards (including stock options and restricted stock unit awards under our long-term incentive compensation program) and other compensation due upon termination of employment. The purpose of the executive assessment is to provide the Compensation Committee with a comprehensive view of all of the elements of compensation that could be paid to our named executive officers in various scenarios, as well as to provide information about wealth accumulation. The Compensation Committee then uses this information as part of its analysis of the appropriate compensation mix and level of total compensation to be paid to each named executive officer.

  •
  Evaluating Individual Performance.  Individual performance is a key component of the compensation of all of our executives and employees. At the beginning of each year, each of our executive officers and employees establishes annual performance goals with advice and input from their immediate supervisor or, in the case of our CEO, the Board. At the end of the year, each executive and employee participates in a performance review to assess to what extent the executive or employee has achieved his or her performance goals and otherwise contributed to our results for the year. Our CEO, with the assistance of our Senior Vice President of Human Resources, conducts the annual performance review of each of our executive officers and the independent members of our Board conduct the annual performance review of our CEO. Typically, the Compensation Committee considers individual performance in connection with determining base salary increases and in granting both short-term and long-term incentive awards.

  •
  Evaluating Company Performance.  Company performance is also a key component of compensation at NPS. The Board, at the beginning of each year and based upon the recommendation of the Compensation Committee and management, adopts the Company performance goals for that year. Following each year end, the Board reviews our performance to assess the extent to which each Company performance goal has been achieved. Performance against each year's corporate goals impacts payouts under the annual bonus plan (short-term incentive plan) for that year, as well as base salary increases and long-term incentive awards.

  Peer Group for 2014 Compensation Decisions

        In fall 2013, the Compensation Committee adopted a new peer group for 2014 compensation decisions to reflect our current business, specifically focusing on late-stage development, orphan drug status, and commercial operations of the peer group companies as the most important factors, and, given the growth of NPS and our plans to expand globally, revenue growth and global operation metrics were also taken into consideration as a secondary consideration along with employee headcount and market capitalization. The following methodology was generally employed to evaluate and select comparator companies for this peer group:

  •
  we identified all publicly-traded U.S.-headquartered companies in the biotechnology/pharmaceutical marketplace;

  •
  we refined the comparator pool to reflect companies exhibiting a financial profile that includes:

  •
  Size—Preference was given to companies within a reasonable range of NPS (~1/3 to ~3x) with respect to revenues, market capitalization, and employee headcount.

    •
    Business profile—We selected companies with a primary focus on (i) late-stage development companies (generally Phase 3 and companies serving the unmet / orphan drug market), (ii) "commercial" companies with at least one approved or marketed product, (iii) companies with global operations or planned global operations, and (iv) companies with an endocrine/gastrointestinal focus. Companies with an emphasis on research and development were generally assessed as dissimilar, particularly if that was their primary focus.

    •
    Business model—Because differences in business models can lead to different compensation practices, we also reviewed market capitalization to revenue ratios.

    •
    Growth—With the positive sales growth for NPS resulting from the approval of Gattex in December 2012 and commercialization of Gattex in 2013, positive trending sales growth was also a secondary consideration.
  •
  we performed a qualitative evaluation of the refined comparator pool to identify each company's development stage, leading product focus and business strategy;

  •
  we examined the peer group used for 2013 compensation decisions, as disclosed in the table above, and retained ten of these sixteen historical peer companies in our new peer group;

  •
  we selected four additional companies with "best fit" similarities to us based on the criteria discussed above, including business model similarity (including global operations), market capitalization, and a focus on the unmet / orphan drug market.

        Based on the foregoing, the following companies comprise the peer group that will be used for 2014 compensation decisions:

  2014 Peer Group

Acorda Therapeutics, Inc.*	InterMune, Inc.	Spectrum Pharmaceuticals, Inc.*
Aegerion Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.*	Sucampo Pharmaceuticals, Inc.*
AMAG Pharmaceuticals, Inc.*	Medivation, Inc.*	Synageva BioPharma Corp.
Avanir Pharmaceuticals, Inc.*	Santarus, Inc.*	ViroPharma Inc.*
Incyte Corp.*	Seattle Genetics, Inc.

*
Also included in 2013 Peer Group.

2013 Executive Compensation Components

        For 2013, the principal elements of compensation for our named executive officers were:

  •
  base salary;

  •
  short-term incentive compensation; and

  •
  long-term incentive compensation.

        The level of compensation paid to our CEO and the other named executive officers reflects the Compensation Committee's assessment of the relative experience and level of responsibility of each such officer and his or her potential contribution to our performance and the accomplishment of our goals, and is supported by the Compensation Committee's benchmarking of the compensation paid to individuals holding similar positions with comparable companies. The Compensation Committee, in its sole discretion, retains the authority to decrease, individually or in the aggregate, payments to executive officers after taking into consideration a variety of economic, strategic or other factors it deems appropriate. As a result of these factors, the total compensation paid to our named executive officers during 2013 varied.

 Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to deliver a limited portion of compensation at a guaranteed level to provide our named executive officers with some security for performing their executive responsibilities. Base salary ranges are determined for each named executive officer based on a number of factors, including the officer's position, specific responsibilities, level of experience, individual performance and Company performance, as well as market data from the peer group companies.

        The Compensation Committee receives the recommendation of the CEO and Senior Vice President of Human Resources for the base salary of each named executive officer, other than the CEO, as part of a general Company-wide salary assessment performed annually by management. The Compensation Committee develops a recommendation for the CEO's base salary with the assistance of the compensation consultants. The Compensation Committee recommends the base salary for each named executive officer to the Board for final approval.

  2013 Base Salary Determinations

        In January 2013, the Compensation Committee reviewed the annual base salary of our CEO, Dr. Francois Nader, in connection with setting the level of his overall compensation for 2013. As part of that review, the Compensation Committee considered Dr. Nader's individual performance during 2012, as well as the base salary compensation paid to similarly situated officers by the peer group companies and the recommendation of the Compensation Committee's compensation consultant, Pearl Meyer. The Compensation Committee considered the mid-range of our 2013 peer group and individual executive performance. The Compensation Committee recommended, and the Board approved, an 8.8% increase to Dr. Nader's base salary for 2013, bringing his 2013 base salary to the mid-range of our 2013 peer group.

        In 2013, the Compensation Committee also reviewed the base salaries of Mr. Beshar, Mr. Pauwel and Dr. Garceau in connection with determining their overall compensation for 2013. In connection with this review, the Compensation Committee considered each executive's individual performance during 2012, as well as the recommendations of Pearl Meyer and the levels of base salary paid to similarly situated officers within the peer group. In addition, the Compensation Committee considered the additional regulatory responsibilities given to Dr. Garceau in 2013 and the additional responsibilities given to Mr. Pauwels in 2013 with respect to international operations and compared their base salaries with executives with similar positions of responsibility in our 2013 peer group. The Compensation Committee determined that an increase in base salary was warranted for Mr. Beshar, Mr. Pauwels, and Dr. Garceau. Ms. Graf joined the Company on May 20, 2013 with an annual base salary of $300,000, which was pro-rated for 2013 from her start date.

        Accordingly, the Compensation Committee recommended, and the Board approved, the following changes to the annual base salaries of our named executive officers in 2013 (with the exception of Ms. Graf, who joined the Company in May 2013):

Named Executive Officer	2012 Annual Base Salary	2013 Annual Base Salary	Percentage Increase
Francois Nader	$551,250	$600,000	8.8%
Luke Beshar	$400,179	$413,665	3.4%
Roger Garceau	$370,820	$407,902	10.0%
Eric Pauwels	$355,000	$395,000	11.3%
Susan Graf(1)	—	$300,000	—

(1)
Ms. Graf joined the Company on May 20, 2013. Her $300,000 annual base salary was pro-rated from her start date.

        These salary increases reflected positive performance reviews for the executive officers and were intended to ensure their base salaries remained in the mid-range for their positions in the peer group. The difference in base salary increases provided to these individuals in 2013 was the Compensation Committee's evaluation of their relative performance against their 2012 individual goals which are discussed below under "Short-Term Incentive Compensation—2013 Individual Performance."

        The Compensation Committee believes that the level of base salary established for each of our named executive officers in 2013 is consistent with our objective of providing guaranteed compensation at a level that is comparable to that paid by other companies with which we compete for executive talent and furthered our goal of providing a total compensation package that helps ensure the retention of our key employees.

Short-Term Incentive Compensation

  Overview of STI Program and Target Awards

        Our short-term incentive compensation program, or STI, is an annual cash incentive program that is intended to reward significant Company and individual executive performance over the course of the fiscal year. At the beginning of each year, the Board of Directors, with the recommendation of management, adopts the Company performance goals for the current year. Each goal typically contains a minimum, target, and maximum achievement level and a significance weighting relative to the other goals. Also, at the beginning of each year, individual performance goals are established for each named executive officer, which contain various achievement levels and significance weighting. The goals for our named executive officers (other than the CEO) are established in consultation with the CEO, and the goals for the CEO are tied to the Company's corporate goals, which are approved by the Board. The Compensation Committee determines the STI award received by each named executive officer for a particular year, if any, based upon the extent to which the Company performance goals and the executive's individual performance goals have been achieved.

        The amount of each named executive officer's STI target award is based on a specified percentage of the officer's base salary and is paid only on the portion of the salary that is actually earned. The actual percentage of annual base salary varies by executive. Each executive has an STI target, which the Compensation Committee assesses as part of its review of the particular officer's total compensation and its evaluation of the total compensation paid to similarly situated officers within the peer group. Based upon this evaluation, the Compensation Committee may increase an executive's yearly STI above such executive's target STI. For 2013, Mr. Pauwels received an increase in his STI target only for the 2013 fiscal year in consideration for his additional responsibilities in designing and executing NPS international strategy. Mr. Pauwels's STI target increased to 50% of base salary in 2013 from 40% of base salary in 2012, and his STI target has returned to 40% of base salary for 2014. For 2013, Dr. Garceau received an increase in his STI target from 40% to 45% in recognition of his promotion to executive vice president. For 2013, the STI target awards for our other named executive officers remained unchanged. The Compensation Committee concluded that the percentage of base salary used to determine the 2013 target STI award for each named executive officer was reasonable and consistent with providing competitive compensation that is in the mid-range of the total compensation paid to similarly situated officers within the peer group.

        The following table summarizes the 2013 STI targets for our named executive officers:

Named Executive Officer	2012 STI Target %	2013 STI Target %	2013 Base Salary $
Francois Nader	80%	80%	$600,000
Luke Beshar	45%	45%	$413,665
Roger Garceau	40%	45%	$407,902
Eric Pauwels	40%	50%	$395,000
Susan Graf(1)	—	35%	$300,000

(1)
Ms. Graf's annual base salary is $300,000. The 2013 STI payout for Ms. Graf was based upon her pro-rated base salary from her start date of May 20, 2013.

        Earning the full amount of the STI target award is contingent upon Company and individual performance, as discussed in more detail below. Therefore, an executive will earn the STI target award upon achievement of 100% of the Company performance goals and 100% of his or her individual performance goals. The executive can also earn more or less than the targeted bonus depending upon whether and to what extent corporate and individual performance goals have been achieved.

        In addition, cash on hand must be at levels deemed acceptable by the Board in order for any STI payout to take place.

  Company and Individual Performance Overview

        The maximum STI award earned by each named executive can represent up to 150% of his or her STI target award. For the named executive officers, weighting of the STI award is based 75% on achievement of our Company performance goals and 25% on the executive's individual performance. Together, the Company and individual performance components comprise the STI award. The required performance level and corresponding STI payment for the Company component and individual component of the STI award are provided below.

        Company Performance Component.    The Company performance component of each STI award for 2013 was calculated based upon the performance goals discussed in "2013 Company Performance" below. In January 2014, the Compensation Committee reviewed the Company's performance against each goal and determined the level of achievement of each goal in the following manner:

  •
  if the Company did not meet the minimum performance criteria, the named executive officers were credited with achieving 0% of the goal;

  •
  if the Company met the minimum performance criteria, up to the target performance criteria, the named executive officers were credited with achieving between 50% - 99% of the goal;

  •
  if the Company met the target performance criteria, the named executive officers were credited with achieving 100% of the goal; or

  •
  if the Company exceeded the target performance criteria, up to the maximum performance criteria, the named executive officers were credited with achieving between 101% - 150% of the goal, with the actual percentage, in each case, determined in the discretion of the Compensation Committee.

The Compensation Committee also determined whether to provide for a bonus upside opportunity based on the Company's achievement of developing and implementing an international strategy, which was not included in the key Company performance goals but which advanced the Company's long-term business objectives, performance and future success. The Compensation Committee then calculated an aggregate percentage for all of the Company performance goals. The Board approved the final percentage amount for overall achievement of the Company's performance against the goals.

        For 2013, our named executive officers were eligible to receive the following payments under the Company component of the STI award, in each case as determined by the Compensation Committee in its discretion:

  •
  no payment for the Company component unless the Company achieved the minimum performance level for the Company performance goals;

  •
  a payment of 50% - 99% of the Company component if the Company met the minimum performance level;

  •
  a payment of 100% of the Company component if the Company achieved the target performance level; or

  •
  a payment of 101% - 150% of the Company component if the Company exceeded the target performance level, up to the maximum performance level.

        In addition, in accordance with our compensation policy, no payout is made under the STI award for Company performance if the aggregate total achievement level of Company goals falls below 50%.

        Individual Performance Component.    The individual performance component of each STI award for 2013 was calculated based upon the performance goals discussed in "Overview of STI Program and Target Awards" above. For 2013, the individual performance component of each STI award was calculated based upon each named executive officer's achievement of his or her individual performance goals during the year. For each named executive officer other than the CEO, the Compensation Committee determined the extent to which the named executive officer achieved his or her individual performance goals based on the recommendations of the CEO. For the CEO, the Board determined the extent to which the CEO satisfied his individual performance goals for 2013, which were based solely on the Company's satisfaction of its performance goals for that period and his contributions and leadership in the Company's efforts to meet those goals. When determining the performance level achieved for an individual performance goal, if the determination was made that a named executive officer:

  •
  did not meet the minimum goal, an achievement level of 0% would be assigned to that goal;

  •
  satisfied the minimum performance up to the target performance criteria, an achievement level of between 50% - 80% (determined at the Compensation Committee's discretion) would be assigned to that goal;

  •
  met the target performance criteria, an achievement level of between 80-110% (determined at the Compensation Committee's discretion) would be assigned to that goal;

  •
  exceeded performance criteria, an achievement level of between 110% - 130% (determined at the Compensation Committee's discretion) would be assigned to that goal; or

  •
  provided outstanding performance against the performance criteria, an achievement level of between 130% - 150% (determined at the Compensation Committee's discretion) would be assigned to that goal.

        Once the achievement levels for each performance goal have been determined, the Compensation Committee calculates the overall achievement level for each named executive officer based upon his or her achievement of individual performance goals. The overall achievement level represents the proportion of the individual component of the STI award that the named executive officer is eligible to receive.

  2013 Company Performance

        In 2013, the Compensation Committee recommended and the Board approved performance goals for the Company, including each goal's relative weighting, and the minimum, target and maximum achievement levels for each goal. The Compensation Committee chose these performance goals, and the relative weighting assigned to such goals, because it believed them to be the key metrics used by management to formulate long-term business objectives, evaluate the Company's performance and ensure the Company's future success.

        In January 2014, the Board, with the assistance of the Compensation Committee, assessed the Company's performance under each of the 2013 performance goals to determine whether and to what extent to award the Company component of the STI award. The evaluation consisted of a review of each performance goal, its weighting and the actual performance delivered by the Company. The Company performance goals, and a description of the Compensation Committee's evaluation of such goals, are listed below:

  1.
  Successful Launch of Gattex—Number of Patients.    The Company achieved the maximum achievement for patients by having 303 patients on Gattex/Revestive at December 31, 2013, which exceeded the target number of patients. This goal was initially weighted at 30%, and the Board awarded achievement of 45% (i.e., 150% of the target).

  2.
  Successful Launch of Gattex—Net Sales.    The Company achieved the maximum achievement for revenues from Gattex/Revestive by attaining net global sales of approximately $31.5 million, in advance of the revenue target. This goal was initially weighted at 30%, and the Board awarded achievement of 45% (i.e., 150% of the target).

  3.
  Filing of the Natpara BLA.    The Company achieved the target performance metric for this objective by submitting a Biologics License Application to the U.S. Food and Drug Administration in October 2013. This goal was initially weighted at 20%, and the Board awarded achievement of 20% (i.e., 100% of the target).

  4.
  Raising Adequate Capital.    The Company reached the maximum achievement metric of raising adequate capital by significantly exceeding the targeted amount, primarily as a result of the May 2013 public offering of 6.9 million shares of common stock with aggregate net proceeds of approximately $93.5 million and the March 2013 issuance to Takeda of 6.1 million shares of common stock valued at $54.9 million as of the date of the transaction to regain worldwide rights to commercialize Gattex/Revestive and Natpara. This goal was initially weighted at 15%, and the Board awarded achievement of 22.5% (i.e., 150% of the target).

  5.
  Development of Gattex for Pediatric SBS.    The Company achieved the target performance metric for this objective by initiating in December 2013 an open label study of pediatric SBS patients. This goal was initially weighted at 5%, and the Board awarded achievement of 5% (i.e., 100% of the target).

  6.
  Bonus Upside Opportunity—International Strategy.    If the Company reaches corporate goals of 70% achievement or higher, the Board may award an additional bonus opportunity based upon the development and implementation of the Company's international strategy. The upside bonus target can be as high as 20%. As described above, the Company achieved an achievement of 137.5% based upon its corporate goals, and the Board awarded a bonus achievement of 12.5% (i.e., 62.5% of the upside bonus target of 20%).

        After considering the foregoing performance by the Company, and adding together the percentages for each goal and the bonus upside opportunity, the Compensation Committee determined that the Company component of the STI award had been achieved at the level of 150%. Accordingly, in January 2013, the Compensation Committee recommended, and the Board approved, payment of the Company component of the STI award at 150% of the target award.

  2013 Individual Performance

        Each of the named executive officers who participated in the 2013 STI program had individual performance goals that accounted for 25% of his or her total STI award, with the exception of the CEO whose individual goals were the Company's goals due to his role as the principal executive officer. These individual performance goals originated from the Company performance goals for each individual's area of responsibility or from projects to which the individual was an important contributor. For example, Mr. Beshar's individual performance goals were primarily based on the Company's goals relating to raising adequate capital and filing the BLA for Natpara given his oversight responsibility of technical operations and supply chain, as well as preparing his areas of functional responsibility to support the Company's strategy. Dr. Garceau's individual performance goals were primarily based on the Company's goals relating to filing the BLA for Natpara and the initiation of the Gattex pediatric program. Mr. Pauwels's individual performance goals were primarily based on the Company's goals relating to commercialization of Gattex. Ms. Graf's individual performance goals were primarily based on the Company's goal related to developing the Company's strategic plan and building the Company's product portfolio. Dr. Nader's individual performance goals were based on all of the Company's performance goals and his contributions and leadership in our efforts to meet those goals.

        The Compensation Committee, with the assistance of the CEO and the Senior Vice President of Human Resources, evaluated the individual performance of each named executive officer (other than the CEO) to determine to what extent the individual component of the STI award should be awarded to each executive. The Compensation Committee alone considered Dr. Nader's performance. While the individual component of Dr. Nader's award was tied to the Company's performance goals, the Board conducted an independent evaluation of Dr. Nader's contributions to and leadership of our efforts to meet those goals.

        After reviewing each executive's individual performance, the Compensation Committee recommended, and the Board approved, an award of the individual portion of the STI to each named executive officer based on the individual performance achievements as set forth in the following table. The following table provides a summary of the total STI award earned by each named executive officer in 2013, which is calculated based 75% on achievement of our Company performance goals and 25% on the executive's individual performance:

Named Executive Officer	STI Target %	Company Performance Goals Achievement %	Individual Performance Goals Achievement %	Annual Base Salary $	Total STI Earned for 2013 $
Francois Nader	80%	150%	150%	$600,000	$717,750
Luke Beshar	45%	150%	125%	$413,665	$267,254
Roger Garceau	45%	150%	120%	$407,902	$260,652
Eric Pauwels	50%	150%	140%	$395,000	$279,878
Susan Graf(1)	35%	150%	110%	$300,000	$84,807

(1)
Ms. Graf's annual base salary is $300,000. The 2013 STI payout for Ms. Graf was based upon her pro-rated base salary from her start date of May 20, 2013.

        The full STI award for each executive officer was paid in cash. The actual cash incentive awards earned and paid to our named executive officers are reflected in column (g) of the Summary Compensation Table and the estimated possible threshold, target and maximum payouts under the STI are reflected in columns (c) through (e) of the 2013 Grants of Plan Based Awards Table.

Long-Term Incentive Compensation

        Our long-term incentive compensation program, or LTI, is an integral part of our compensation policy. We believe that equity grants that vest over a period of years tie a portion of our executives' compensation to our long-term performance and thereby align the interests of our executives with the interests of our stockholders. Our equity compensation program is designed to deliver compensation to executives when NPS performs and the value of our common stock increases. These equity grants are also intended to promote executive retention, as unvested restricted stock units and stock options generally are forfeited if the executive voluntarily leaves the Company. We have historically provided LTI awards primarily through the issuance of stock options. Our executives realize value on these options only if our stock price increases (which benefits all stockholders) and only if the executives remain employed with us beyond the date their options vest. The Board has also utilized grants of restricted stock and restricted stock units, or RSUs, for the purpose of recruiting, retaining and rewarding our executive officers. Grants of restricted stock and RSUs encourage executive ownership of NPS shares, provide balance to stock option grants, which only have value if the stock appreciates, and align the incentives of our executives with the interests of our stockholders. These awards also provide executives with some certainty regarding the value of the compensation they are receiving during periods of stock market volatility, which furthers our fundamental goal of awarding compensation that helps attract and retain highly skilled employees. When awarding restricted stock and RSUs, the Compensation Committee considers the extent to which including full-value shares in the long-term portion of total compensation is consistent with the compensation practices of our peer group.

        General LTI Award Practices.    Around the end of each year, the Compensation Committee, with the assistance of management, considers the LTI award that should be given to each named executive officer by assessing his or her individual performance and total compensation, including the value of outstanding options, RSUs and restricted stock held by that executive. The Compensation Committee also considers the type and amount of equity awards granted by the peer group companies. After such consideration, the Compensation Committee determines the appropriate LTI award for each named executive officer and presents its recommendation to the Board for approval.

        Equity awards for named executive officers are granted under our 2005 Omnibus Incentive Plan and generally vest over four years. An amended and restated 2005 Omnibus Incentive Plan was approved by our stockholders at our 2013 Annual Meeting. Since 2009, our vesting practice for time-based stock option grants has been as follows: 25% of the grant vests on the first anniversary and 6.25% vests every three months thereafter. For time-based RSU grants, our vesting practice has been that one third of the grant vests on each of the first, second and third anniversaries. For 2013, the Compensation Committee approved February 13, 2013 as the grant date for equity compensation to the named executive officers. Dr. Nader's grant pursuant to the 2005 Omnibus Incentive Plan included a grant of time-vested options to acquire 196,018 shares of our common stock and 72,904 RSUs. The exercise price of the stock options granted on February 13, 2013 is the closing price of our common stock on the NASDAQ Global Market on the actual date of grant.

        2013 LTI Awards.    In 2013, the Compensation Committee considered each named executive officer's individual performance in 2012 and total compensation, including the value of outstanding options, RSUs, and restricted stock held by that executive. The Compensation Committee's review also resulted in executive LTI awards at or below approximately the 50th percentile of the 2013 peer group for named officers, except for Dr. Nader. The Compensation Committee recommended, and the Board approved, granting Dr. Nader LTI awards of time-based options to acquire shares of our common stock and RSUs, and performance-based RSUs around the 75th percentile of our 2013 peer group based on Dr. Nader's achievement of the critical Company milestone of FDA approval of Gattex in 2012, and to provide incentives for the achievement of current and future critical Company milestones. All grants were made as of February 13, 2013, and the option grants have an exercise price of $8.23. The time-based grants made to Dr. Nader include options to acquire 196,018 shares of our common stock which vest 25% on the first anniversary of the date of grant and 6.25% every three months thereafter and 72,904 time-based RSUs which vest in equal installments on the anniversary date over three years. The performance-based grant consisted of 121,507 RSUs, of which Dr. Nader is eligible to earn up to one-third at each year-end of 2013, 2014 and 2015, only if certain performance criteria are achieved. In the event none of the relevant performance criteria are achieved, none of the performance-based RSUs would be earned.

        Based on the foregoing, the Compensation Committee granted the following LTI awards to the named executive officers in 2013:

Name	Number of Options Awarded		Number of RSUs Awarded
Francois Nader	196,018	(1)	194,404
Luke Beshar	84,941		31,592
Roger Garceau	84,941		31,592
Eric Pauwels	65,339		44,301
Susan Graf	48,000		17,365

(1)
Includes 90,000 options that Dr. Nader is entitled to receive each year pursuant to the terms of his employment agreement.

Looking Ahead—2014 Executive Compensation

        In February 2014, the Compensation Committee in consultation with F.W. Cook reviewed and compared the 2013 compensation of our named executive officers with our 2014 peer group market data. The Compensation Committee also considered achievements with respect to the Company's performance goals for 2013 and each executive's performance in achieving his or her individual performance goals for 2013. See "Short-Term Incentive Compensation—2013 Company Performance" and "Short-Term Incentive Compensation—2013 Individual Performance" above. Based upon this review, the Compensation Committee recommended and the Board approved changes in 2014 compensation for our CEO, and the Compensation Committee approved changes to the compensation of our other named executive officers for 2014. With the changes in 2014 LTI, Dr. Nader was in the upper-third of the 2014 peer group for 2014 LTI and the other named executive officers were in the mid-range for 2014 LTI.

        The following table summarizes the changes in 2014 compensation for our named executive officers:

Name	2014 Base Salary	Change from 2013	2014 STI Target	Change from 2013	2014 LTI(1)	Change from 2013
Francois Nader(2)	$650,000	8.3%	80%	—	$4,500,000	145.4%
Luke Beshar(3)	$440,000	6.4%	45%	—	$1,100,000	69.2%
Roger Garceau(4)	$440,000	7.9%	45%	—	$1,100,000	69.2%
Eric Pauwels(5)	$410,800	4.0%	40%	(10.0)%	$800,000	60.0%
Susan Graf(6)	$310,000	3.3%	35%	—	$415,000	(36.9)%

(1)
Grants of 2014 LTI awards to named executive officers were made on February 12, 2014. The fair market value of RSU awards granted for the 2014 LTI was $38.27 per share of common stock, the closing price of our common stock on February 12, 2014, and the exercise price of option awards granted for the 2014 LTI was $38.27 per share. Options subject to time-based vesting become exercisable based on the following vesting schedule: 25% on the first anniversary of the date of grant and 6.25% every three months thereafter. RSUs subject to time-based vesting will vest as follows: one third will vest on the first anniversary of date of grant, one third on the second anniversary of date of grant, and one third on the third anniversary of date of grant.

(2)
Dr. Nader's 2014 LTI award consisted of 107,296 options subject to time-based vesting, 29,396 RSUs subject to time-based vesting, and 29,396 RSUs subject to performance-based vesting.

(3)
Mr. Beshar's 2014 LTI award consisted of 31,474 options subject to time-based vesting and 11,497 RSUs subject to time-based vesting.

(4)
Dr. Garceau's 2014 LTI award consisted of 31,474 options subject to time-based vesting and 11,497 RSUs subject to time-based vesting.

(5)
The STI target for Mr. Pauwels was temporarily increased from 40% to 50% of base salary for 2013 in consideration for his additional responsibilities in designing and executing NPS international strategy, and his STI target has returned to 40% of base salary for 2014. See "Short-Term Incentive Compensation—Overview of STI Program and Target Awards" above. Mr. Pauwels's 2014 LTI award consisted of 22,890 options subject to time-based vesting and 8,362 RSUs subject to time-based vesting.

(6)
Change in LTI for Ms. Graf is based upon the change from her 2013 new hire grant LTI target of $658,000. Ms. Graf's 2014 LTI award consisted of 11,874 options subject to time-based vesting and 4,338 RSUs subject to time-based vesting.

Employment Agreements

        We have entered into employment agreements with Dr. Francois Nader, our Chief Executive Officer and President, Dr. Roger Garceau, our Chief Medical Officer, and Mr. Eric Pauwels, our Chief Commercial Officer. A summary of these employment agreements is provided later in this Proxy Statement under the caption "Employment Agreements." We believe that the benefits and protections offered by a formal employment agreement allow us to attract a more qualified pool of candidates for certain senior positions in our Company. The employment agreements we entered into with Drs. Nader and Garceau and Mr. Pauwels were the product of arms'-length negotiations and incorporated the employment terms that the Compensation Committee determined were consistent with terms being offered in the marketplace for executives with similar qualifications.

Post-Termination Compensation

        In light of the volatility of our business and industry, we provide post-termination compensation to our named executive officers under certain circumstances. Our executives may be entitled to payments and other benefits upon separation from the Company under certain contractual arrangements, including under the provisions of certain of our equity incentive plans and the executives' employment agreements, employment offer letters, or our Change in Control Severance Pay Plan. A summary of each of these contractual arrangements is provided later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." With respect to our Change in Control Severance Plan and other contractual arrangements after February 13, 2013, severance payments are only made if the executive remains with the Company through the change of control and is terminated or his or her duties are substantially changed, which is commonly referred to as a "double trigger." In determining the severance payments or benefits to be paid to our named executive officers upon a termination of employment, whether or not resulting from a change in control of NPS, the Compensation Committee considers each executive's total compensation, including the value of historical equity compensation that has been accumulated by such executive. Based on an analysis of the severance benefits paid to executives by companies within the peer group, the Compensation Committee believes that the severance payments provided to our named executive officers are competitive and reasonable.

Perquisites

        It is our general practice not to provide perquisites or personal benefits to our named executive officers beyond what is generally offered to all employees. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to named executive officers as necessary for recruiting purposes, retention purposes, or otherwise.

Policy Regarding Tax Gross-Ups

        The Compensation Committee has, in the past, utilized tax gross-ups as one of many tools to attract and recruit highly-talented chief executive officers. Of the named executive officers, the Compensation Committee currently has only provided these tax gross-ups to Dr. Nader. The Compensation Committee determined, at the time it negotiated and approved Dr. Nader's employment agreement in March 2008, that the tax gross-ups were necessary to retain Dr. Nader, in part because the then-prevailing practice among our peer group was to include a tax gross-up in the CEO's employment agreement for excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments, as determined under Section 280G of the Internal Revenue Code. In 2010, the Compensation Committee determined that it will not provide these tax gross-ups in any future compensation arrangements offered or agreed to by the Company.

Policy Regarding Deductibility

        Our general approach is to seek to qualify the compensation paid to our named executive officers as deductible under Section 162(m) of the Internal Revenue Code while preserving flexibility in allowing the Compensation Committee to make compensation awards consistent with the philosophy and policies described in this Compensation Discussion and Analysis. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

Executive Compensation Recoupment Policy

        We maintain a compensation recoupment policy that covers our Chief Executive Officer (CEO) and Chief Financial Officer (CFO). In the event of a restatement of financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall consider whether the restatement was caused by fraudulent conduct of the CEO or CFO. If a majority of independent directors on the Board determine that the restatement was caused by fraudulent conduct, the Board will take any steps necessary to recoup:

  •
  all incentive and equity-based compensation received by the CEO or CFO, and

  •
  all net profits realized from the sale of the Company's securities, in each case during the 12-month period following the first public issuance or filing of the document that was restated.

When final regulations are available under the Dodd-Frank Act regarding recoupment, we will revisit this policy and revise as necessary in accordance with the existing law.

Executive Stock Ownership Guidelines

        To more closely align the interests of our management with those of our stockholders, our Compensation Committee adopted stock ownership guidelines for all of our executive officers in

February 2011. The ownership guidelines provide for our CEO and other executive officers designated by the Board to own a minimum number of shares, which (i) for our CEO, is the number of shares having a value equal to at least three times his annual base salary and (ii) for other executive officers, is the number of shares having a value equal to at least one times such executive's annual base salary. All shares held by our executives, including unvested RSUs and shares underlying unexercised stock options, count toward these guidelines. The guidelines provide for our executives to reach these goals within the later of five years from the date on which the guidelines were adopted or five years from the date on which the executive is appointed. Once an executive has attained his or her minimum ownership requirement, he or she must maintain at least that level of ownership. If an executive officer is found not to be in compliance with the guidelines after such five-year period, then such executive officer will be subject to additional transfer restrictions with respect to his or her shares.

COMPENSATION COMMITTEE REPORT(2)

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board,
Pedro Granadillo, Chair Colin Broom Georges Gemayel Peter Tombros

(2)
This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be "filed" with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this Report by reference into any such document.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of the following named executive officers for the 2011, 2012 and 2013 fiscal years:

  •
  Francois Nader, our President and Chief Executive Officer;

  •
  Luke Beshar, our Chief Financial Officer and Executive Vice President; and

  •
  Roger Garceau, Eric Pauwels and Susan Graf, our three other most highly compensated executive officers serving as executive officers as of December 31, 2013.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($)(4) (h)	Total ($) (i)
Francois Nader	2013	600,000			1,599,945	900,000	717,750	11,475	3,829,170
President and CEO	2012	551,250			999,978	531,940	528,231	11,250	2,622,649
	2011	525,000				705,257	481,762	11,025	1,723,044
Luke Beshar	2013	413,665			260,002	389,999	267,254	11,475	1,342,395
Executive VP and CFO	2012	400,179			220,849	234,607	213,201	11,250	1,080,086
	2011	368,829				285,580	153,068	11,025	818,502
Roger Garceau	2013	407,902			260,002	389,999	260,652	11,475	1,330,030
Senior VP, R&D and CMO	2012	370,820			373,555	195,588	181,433	11,250	1,132,646
	2011	356,558				273,163	150,985	11,025	791,731
Eric Pauwels	2013	395,000			565,197	299,998	279,878	11,475	1,551,548
Senior VP and CCO	2012	355,000			119,866	127,923	166,850	31,716	801,355
	2011	95,577	100,000	(5)	65,200	656,736	36,456	44,665	998,634
Susan Graf(6)	2013	173,077	50,000	(7)	258,739	400,056	84,807	7,788	974,467
Vice President, Corporate
Development & Strategy

(1)
Reflects the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). Additional information about the assumptions used in the calculation of these amounts is included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2014. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

(2)
Reflects the aggregate grant date fair value of option awards computed in accordance with ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Additional information about the assumptions used in the calculation of these amounts is included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2014.

(3)
Reflects the amount earned by each named executive officer under our short-term incentive (STI) compensation program for the applicable fiscal year. For additional information on our short-term incentive compensation program, see the section entitled "2013 Executive Compensation Components—Short-Term Incentive Compensation" in the Compensation Discussion and Analysis included in this Proxy Statement.

(4)
Reflects Company matching contributions to the 401(k) plan for the named executive officer. For Mr. Pauwels, this column also reflects relocation expenses.

(5)
Reflects the amount earned as a sign-on bonus for Mr. Pauwels in 2011.

(6)
Ms. Graf joined the Company on May 20, 2013. Salary amounts and STI award amounts are pro-rated for her 2013 service.

(7)
Reflects the amount due to Ms. Graf as a sign-on bonus pursuant to her offer letter, which is payable on May 20, 2014, the first anniversary of her commencement of employment with the Company; provided that the full amount of such bonus must be returned if Ms. Graf voluntarily resigns or is terminated for cause within one year of receipt of such bonus.

 2013 GRANTS OF PLAN BASED AWARDS TABLE

        The following table shows the stock options and stock awards granted to our named executive officers in fiscal year 2013 (in respect of performance in fiscal year 2012) and the estimated future possible payouts under our short-term incentive compensation program for fiscal year 2013.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(3)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise Price or Base Price of Option Awards ($/sh) (k)
													Grant Date Fair Value of Stock and Option Awards ($) (l)(4)
Name (a)	Grant Date (b)	Approval Date	Thresh. ($) (c)	Target ($) (d)	Max ($) (e)	Target (#) (g)		Max (#) (h)
Francois Nader	2/13/2013	2/13/2013	—	—	—	—		—	—	196,018	(5)	8.23	900,000
	2/13/2013	2/13/2013	—	—	—			—	72,904	—		—	600,000
	2/13/2013	2/13/2013	—	—	—	121,500	(6)	—	—	—		—	999,945
	n/a	n/a	240,000	480,000	720,000	—		—	—	—		—	—
						—
Luke Beshar	2/13/2013	2/13/2013	—	—	—			—	—	84,941		8.23	389,999
	2/13/2013	2/13/2013	—	—	—	—			31,592	—		—	260,002
	n/a	n/a	93,075	186,149	279,224	—		—	—	—		—	—
Roger Garceau	2/13/2013	2/13/2013	—	—	—	—		—	—	84,941		8.23	389,999
	2/13/2013	2/13/2013	—	—	—	—		—	31,592	—		—	260,002
	n/a	n/a	97,778	183,556	275,334	—		—	—	—		—	—
Eric Pauwels	2/13/2013	2/13/2013	—	—	—			—	—	65,339		8.23	299,998
	2/13/2013	2/13/2013	—	—	—			—	24,301	—		—	199,997
	2/13/2013	2/13/2013	—	—	—	20,000	(7)	—		—		—	365,200
	n/a	n/a	99,000	198,000	297,000	—		—	—	—		—	—
Susan Graf	6/17/2013	6/17/2013	—	—	—	—		—	—	48,000	(8)	14.90	400,056
	6/17/2013	6/17/2013	—	—	—	—		—	17,365	—		—	258,739
	n/a	n/a	38,289	60,577	90,866	—		—	—	—		—	—

(1)
Reflects the possible threshold, target and maximum payment levels under our short-term incentive compensation program for awards with respect to the fiscal year ended December 31, 2013. These amounts vary based on the individual's current salary and position. Actual amounts were determined and paid in early 2014 and are included in the Summary Compensation Table above. For additional information, see the section entitled "Compensation Discussion and Analysis—2012 Executive Compensation Components—Short-Term Incentive Compensation" in this Proxy Statement.

(2)
These RSU awards, which were granted under our 2005 Omnibus Incentive Plan, vest one third on the first anniversary of date of grant, one third on the second anniversary of date of grant, and one third on the third anniversary of date of grant. Ms. Graf's RSUs were granted on June 17, 2013, and RSUs for all other named executive offers were granted on February 13, 2013. For additional information, see the section entitled "Compensation Discussion and Analysis—2013 Executive Compensation Components—Long-Term Incentive Compensation" in this Proxy Statement.

(3)
Reflects stock options granted in 2013 to each named executive officer under our long-term incentive compensation program. These grants were made under our 2005 Omnibus Incentive Plan. Options granted in 2013 vest and become exercisable over four years as follows: 25% of the shares subject to the option vest after one year from date of grant, and the remaining 75% of the shares subject to the option vest 6.25% quarterly thereafter for three years. Vesting is generally contingent upon the named executive officer continuing to remain employed on the vesting date, subject to the terms of the Change in Control Severance Pay Plan, which provides for vesting of stock options held by participating named executive officers in certain circumstances, as described in the section entitled "Potential Payments upon Termination or Change in Control" in this Proxy Statement. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment. For additional information, see the section entitled "Compensation Discussion and Analysis—2013 Executive Compensation Components—Long-Term Incentive Compensation" in this Proxy Statement.

(4)
The amounts in this column do not reflect compensation actually received by the named executive officers, nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts represent the full grant date fair value of awards calculated in accordance with ASC 718. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date. The grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. For stock awards, fair value is the closing price of a share of our common stock as quoted on the NASDAQ Global Market on the day of grant. The fair values for stock options are accounted for in accordance with ASC 718. For additional information on the valuation assumptions, see footnote 12 to our audited financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(5)
Includes a grant made on February 13, 2013 of 90,000 stock options to Dr. Nader pursuant to the terms of his employment agreement with the Company.

(6)
This performance-based RSU award was granted to Dr. Nader under our 2005 Omnibus Inventive Plan. The Compensation Committee sets forth the annual performance goals for Mr. Nader for each annual performance period on March 31 of each year and certifies after December 31 of each year whether the performance goals have been met. The number of shares earned and vested in any performance period shall be determined upon the achievement of the performance goals, subject to a maximum of 40,500 shares in any performance period. If the Compensation Committee determines that the performance goals have been achieved for a performance period, then the earned shares for such performance period will vest on the third anniversary of the grant date. For 2013, Mr. Nader's performance criteria were based upon the launch of Gattex in 2013, the closing of the transaction with Takeda in March 2013, and the filing of the BLA for Natpara.

(7)
This performance-based RSU award was granted to Mr. Pauwels under our 2005 Omnibus Inventive Plan. 5,000 of these performance-based RSUs each vest annually on the anniversary date of the grant (i.e., August 1, 2014-17) , subject to the achievement of performance metrics as approved by the CEO and the Compensation Committee. For the period August 1, 2013 through June 30, 2014, the following performance metrics shall apply: 1/3 upon the Gattex/Revestive named patient sales in the first country (this was achieved in the fourth quarter of 2013); 1/3 upon launch Revestive in the first European country commercially with reimbursement; and 1/3 upon establishment of international team, in each case subject to the discretion of the CEO and the Compensation Committee. Shares earned during this period will vest on August 1, 2014.

(8)
Includes a grant made on June 17, 2013 of 48,000 stock options to Ms. Graf pursuant to the terms of her offer letter.

 EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with Drs. Nader and Garceau and Mr. Pauwels.

Employment Agreement with Dr. Francois Nader.

        On March 17, 2008, we entered into an Employment Agreement with Dr. Nader in connection with his appointment as Chief Executive Officer and President of the Company. The agreement has a three-year initial term and will automatically renew for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then-current term. Dr. Nader's employment agreement was renewed for an additional one-year term on March 17, 2013.

        Under the agreement, Dr. Nader is entitled to:

  •
  receive an annual base salary of $475,000, subject to annual adjustment by the Compensation Committee;

  •
  participate in our short-term incentive plan, with an annual target bonus opportunity of 60% of his base salary (which was subsequently increased to 80% by the Board), which is effective March 17, 2008; and

  •
  receive an annual long-term incentive target award of 90,000 stock options, commencing April 1, 2008, which options are subject to the same four-year vesting schedule applicable to equity awards granted to our other executives and employees.

        Pursuant to the agreement, we also made the following one-time awards to Dr. Nader upon the commencement date of the agreement:

  •
  50,000 restricted stock units, or RSUs, which vested in one-third increments on each anniversary of the grant date, and

  •
  100,000 non-qualified stock options, or NQSOs, which vest according to our standard four-year vesting schedule.

        Under the agreement, Dr. Nader is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off and holidays.

        Dr. Nader is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Dr. Nader's employment is terminated by NPS without cause, as defined in his employment agreement, or if Dr. Nader terminates his employment for good reason, as defined in his employment agreement, in each case where a change in control of the Company has not occurred, Dr. Nader would be entitled to the following severance benefits:

  •
  payment of any previously earned but unpaid base salary;

  •
  payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred;

  •
  severance in an amount equal to two times (2x) Dr. Nader's base salary at the time of termination; and

  •
  immediate vesting of all options that would have vested within the two years following the date of his termination.

Except as described in the last bullet above, the treatment of Dr. Nader's outstanding equity awards upon a change in control or any termination of his employment is governed by the terms of the equity plans under which those awards were made and the terms of the respective award agreements.

        We also agreed to gross-up any payments to Dr. Nader under his employment agreement if such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Nader after deduction of any such excise tax would be equal to the amount Dr. Nader would have received had there been no excise tax imposed on the payments. Going forward, the Compensation Committee has determined that it will not provide such tax gross-ups in any future compensation arrangements offered or agreed to by the Company. For additional information on the Compensation Committee's policy on tax gross-ups, see the section entitled "Compensation Discussion and Analysis—Policy Regarding Tax Gross-Ups" in this Proxy Statement.

        Dr. Nader's employment agreement was amended in January 2009 to (i) provide that Dr. Nader's annual award of 90,000 options would be granted on an annual basis rather than quarterly, and (ii) ensure that the agreement complies with Section 409A of the Internal Revenue Code or qualifies for an exemption thereunder.

Employment Agreement with Dr. Roger Garceau.

        On December 1, 2008 we entered into an Employment Agreement with Dr. Garceau in connection with his appointment as Chief Medical Officer of the Company. Under the agreement, Dr. Garceau is entitled to:

  •
  receive an annual base salary of $325,000, subject to annual adjustment by the Compensation Committee;

  •
  participate in our short-term incentive plan with a target bonus opportunity of 35% of his base salary; and

  •
  receive an annual long-term incentive award of stock options or other equity awards permitted under our equity plans, subject to the same four-year vesting schedule for equity awards granted to our other executives and employees.

Pursuant to the agreement, we made a one-time award of 150,000 NQSOs to Dr. Garceau, which vests according to our standard four-year vesting schedule. Under the agreement, Dr. Garceau is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Dr. Garceau is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Dr. Garceau's employment is terminated by NPS without cause, as defined in the agreement, or if Dr. Garceau terminates his employment for good reason, as defined in the agreement, in each case where a change in control of the Company has not occurred, he would be entitled to the following severance benefits:

  •
  payment of any previously earned but unpaid base salary;

  •
  payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred;

  •
  severance in an amount equal to one-and-one-half (1.5x) times his base salary at the time of termination; and

  •
  Dr. Garceau's vested options would remain exercisable according to the provisions of the plan under which the options were granted.

Employment Agreement with Mr. Eric Pauwels.

        On September 9, 2011, we entered into an Employment Agreement with Mr. Pauwels in connection with his appointment as Chief Commercial Officer of the Company. Under the agreement, Mr. Pauwels is entitled to:

  •
  receive an annual base salary of $355,000, subject to annual adjustment by the Compensation Committee;

  •
  participate in our short-term incentive plan with a target bonus opportunity of 40% of his base salary; and

  •
  receive an annual long-term incentive award of stock options or other equity awards permitted under our equity plans, subject to the same four-year vesting schedule for equity awards granted to our other executives and employees.

Pursuant to the agreement, we also

  •
  provided a $100,000 sign-on bonus;

  •
  made a one-time award of 160,000 NQSOs to Mr. Pauwels, which vests according to our standard four-year vesting schedule, and

  •
  made a one-time award of 10,000 restricted stock units to Mr. Pauwels, which vests on the third anniversary of the date of grant.

        Under the agreement, Mr. Pauwels is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Mr. Pauwels is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Mr. Pauwels's employment is terminated by NPS without cause, as defined in the agreement, or if Mr. Pauwels terminates his employment for good reason, as defined in the agreement, in each case where a change in control of the Company has not occurred, he would be entitled to the following severance benefits:

  •
  payment of any previously earned but unpaid base salary;

  •
  payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred;

  •
  severance in an amount equal to one-and-one-half (1.5x) times his base salary at the time of termination; and

  •
  Mr. Pauwels's vested options would remain exercisable according to the provisions of the plan under which the options were granted.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

        The following table presents information about outstanding stock options and stock awards held by our named executive officers as of December 31, 2013. The table shows information about:

  •
  time-based stock options,

  •
  performance-based stock options, and

  •
  restricted stock unit awards.

        The market value of the stock awards is based on the closing price of our common stock as of December 31, 2013, the last business day of our last completed fiscal year, which was $30.36. For additional information, see the section entitled "Compensation Discussion and Analysis—2013 Executive Compensation Components—Long-Term Incentive Compensation" in this Proxy Statement.

		Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Francois Nader	1/20/2009	109,602		—		5.71	1/20/2019	—		—
	1/20/2009	82,826	—	—		5.71	1/20/2019	—		—
	2/12/2010	67,636	5,625	—		3.25	2/12/2020	—		—
	2/19/2010	9,375	625	—		3.34	2/19/2020	—		—
	2/19/2010	97,875	118,125	67,500	(2)	3.34	2/19/2020	—		—
	2/17/2011	97,625	44,375	—		8.25	2/17/2021	—		—
	2/7/2012	47,118	60,582	—		8.21	2/7/2022	—		—
	2/13/2013	—	196,018	—		8.23	2/13/2023	—		—
	2/7/2012							40,601	(3)	1,232,646
	2/7/2013							30,450	(5)	924,462
	2/13/2013							72,904	(4)	2,213,365
	2/13/2013							121,500	(5)	3,688,740
Luke Beshar	10/15/2008	7,310	—	—		5.85	10/15/2018	—		—
	2/19/2010	37,500	2,500	—		3.34	2/19/2020	—		—
	2/19/2010	64,687	50,313	28,750	(2)	3.34	2/19/2020	—		—
	2/17/2011	—	17,970	—		8.25	2/17/2021	—		—
	2/7/2012	—	26,719	—		8.21	2/7/2022	—		—
	2/13/2013		84,941	—		8.23	2/13/2023
	2/7/2012							17,934	(3)	544,476
	2/13/2013							31,592	(4)	959,133
Roger Garceau	2/19/2010	51,562	3,438	—		3.34	2/19/2020	—		—
	2/19/2010	38,258	87,500	50,000	(2)	3.34	2/19/2020	—		—
	2/17/2011	11,429	17,188	—		8.25	2/17/2021	—		—
	2/7/2012	17,325	22,275	—		8.21	2/7/2022	—		—
	2/13/2013		84,941	—		8.23	2/13/2023
	2/7/2012							30,335	(3)	920,971
	2/13/2013							31,592	(4)	959,133
Eric Pauwels	10/17/2011	80,000	80,000	—		6.92	10/17/2021	—		—
	2/7/2012	11,331	14,569	—		8.21	2/7/2022	—		—
	2/13/2013		65,339	—		8.23	2/13/2023
	9/26/2011							10,000	(6)	303,600
	2/7/2012							9,734	(3)	295,524
	2/13/2013							24,301	(4)	737,778
	2/13/2013							20,000	(7)	607,200
Susan Graf	6/17/2013	—	48,000	—		14.90	6/17/2023	—		—
	6/17/2013							17,365		527,201

(1)
Unless otherwise indicated, (i) stock options granted after January 1, 2009 vest and become exercisable over four years as follows: 25% of the shares subject to the option vest on the one year anniversary of the date of grant, and 6.25% of the shares subject to the option vest every three months for the following three years, and (ii) stock options granted before January 1, 2009 vest and become exercisable over four years as follows: 28% of the shares subject to the option vest on the one year anniversary of the date of grant, and 2% of the shares subject to the option vest monthly for the following three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.

(2)
Reflects the maximum number of shares that can be earned pursuant to performance-based stock options granted during fiscal year 2010. The performance-based options vest upon the achievement of certain performance targets. For additional information about the vesting terms of these performance-based stock options, see the section entitled "Compensation Discussion and Analysis—2010 Executive Compensation Components—Long-Term Incentive Compensation—2010 LTI Awards" in Company's Proxy Statement for its 2011 annual meeting of stockholders.

(3)
Reflects unvested time-based RSU awards granted in fiscal year 2012 under our 2005 Omnibus Incentive Plan. These RSU awards vest as follows: one third each year on the date of grant for three years.

(4)
Reflects unvested time-based RSU awards granted in fiscal 2013 under the 2005 Omnibus Incentive Plans. These RSU awards vest as follows: one third will vest on the first anniversary of date of grant, one third on the second anniversary of date of grant, and one third on the third anniversary of date of grant.

(5)
Reflects performance-based RSU award, which was granted to Dr. Nader under our 2005 Omnibus Inventive Plan. The Compensation Committee sets forth the annual performance goals for Mr. Nader for each annual performance period on March 31 of each year and certifies after December 31 of each year whether the performance goals have been met. The number of shares earned and vested in any performance period shall be determined upon the achievement of the performance goals, subject to a maximum of 40,500 shares in any performance period. If the Compensation Committee determines that the performance goals have been achieved for a performance period, then the earned shares for such performance period will vest on the third anniversary of the grant date. For 2013, Mr. Nader's performance criteria were based upon the launch of Gattex in 2013, the closing of the transaction with Takeda in March 2013, and the filing of the BLA for Natpara.

(6)
Reflects a time-based RSU award granted in fiscal year 2011 under our 2005 Omnibus Incentive Plan pursuant to the terms of Mr. Pauwels's employment agreement. This RSU award vests on September 26, 2014, the third anniversary of the date of grant.

(7)
Reflects performance-based RSU award, which was granted to Mr. Pauwels under our 2005 Omnibus Inventive Plan. 5,000 of these performance-based RSUs each vest annually on the anniversary date of the grant (i.e., August 1, 2014-17) , subject to the achievement of performance metrics as approved by the CEO and the Compensation Committee. For the period August 1, 2013 through June 30, 2014, the following performance metrics shall apply: 1/3 upon the Gattex/Revestive named patient sales in the first country (this was achieved in the fourth quarter of 2013); 1/3 upon launch Revestive in the first European country commercially with reimbursement; and 1/3 upon establishment of international team, in each case subject to the discretion of the CEO and the Compensation Committee. Shares earned during this period will vest on August 1, 2014.

OPTION EXERCISES AND STOCK VESTED IN 2013

        The following table presents information for our named executive officers on the number of shares acquired upon the exercise of stock options and the vesting of stock awards in the form of RSUs during fiscal year 2013 and the value realized before payment of any applicable withholding tax and broker commissions.

			Stock Awards
	Option Awards
			Number of Shares Acquired on Vesting (#) (d)
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Value Realized on Vesting ($) (e)(2)
Francois Nader	631,901	7,661,962	70,299	575,274
Luke Beshar	298,185	5,236,814	28,966	237,397
Roger Garceau	110,000	2,239,309	42,665	350,846
Eric Pauwels	—	—	4,866	41,896
Susan Graf(3)	—	—	—	—

(1)
The amount in this column reflects the aggregate dollar amount realized upon exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)
The amount in this column reflects the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(3)
Ms. Graf joined the Company on May 20, 2013.

 PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

        Our named executive officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following narrative and table summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with the termination of employment of the named executive officer, including a change in control of the Company. For purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2013, the last business day of our last completed fiscal year, and that the price per share of our common stock is the closing market price on the NASDAQ stock market as of that date, or $30.36.

        Our named executive officers may be entitled to payments and other benefits upon separation from the Company under employment agreements, employment offer letters, our equity compensation plans, and our Change in Control Severance Pay Plan. A summary of each of our contractual severance arrangements is provided below.

        Employment Agreements.    We have entered into employment agreements with Dr. Francois Nader, our President and Chief Executive Officer, Dr. Roger Garceau, our Chief Medical Officer, and Mr. Eric Pauwels, our Chief Commercial Officer. A summary of the type of severance benefits provided under each of these employment agreements is provided above in the section of this Proxy entitled "Executive Compensation—Employment Agreements."

        Employment Offer Letters.    We provide severance benefits to our other named executive officers as part of each executive's employment offer letter on a case-by-case basis. In light of the volatility of our business, we offered severance benefits through an employment offer letter to Mr. Beshar.

        Our employment offer letter to Mr. Beshar provides him with the following severance following (i) a termination without cause (as defined in the letter) by the Company, or (ii) a termination by the executive for good reason (as defined in the letter), in each case where a change in control of the Company has not occurred:

  •
  Severance pay equal to the executive's monthly base salary at the time of termination for a period of eighteen months; and

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of eighteen months or until the executive secures other benefits, whichever occurs first.

        In 2008, Mr. Beshar's employment offer letter was amended to ensure compliance with Section 409A of the Internal Revenue Code or to qualify for an exemption thereunder.

        Change in Control Severance Pay Plan.    We have adopted a Change in Control Severance Pay Plan that provides severance benefits to named executive officers whose employment is terminated following a change in control of NPS. Under this plan, if at any time within 24 months following a change in control of NPS, the executive terminates his or her employment with the Company for good reason, such as a material reduction in the executive's title, authority, base pay, or relocation of the executive's job location or any other event which materially alters the executive's job prospects within the Company, or if NPS terminates the executive's employment for other than cause, death or permanent disability, the executive is entitled to receive the following severance benefits:

  •
  Severance pay in an amount equal to the sum of the executive's annual base salary and target short-term incentive divided by 12 and multiplied by the severance period. The severance period is 24 months for the CEO and 18 months for all other named executive officers;

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for such executive's severance period or until such executive secures comparable benefits, whichever occurs first; and

  •
  Accelerated vesting for awards granted on or after February 13, 2013 and an extended exercise period for all vested options for the longer of the executive's severance period and such other period as the executive may be entitled under any Company equity plan or award agreement.

        In the case of Dr. Nader, Dr. Garceau and Mr. Pauwels, receipt of any such benefits would be in lieu of any other severance benefits to which they may be entitled under their respective employment agreements.

        A "Change-in-Control" under the plan includes: (i) a dissolution, liquation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company's common stock outstanding prior to the merger are converted by virtue of the merger into other property, (iv) an event such as a merger or acquisition where the Company is the surviving entity, but other elements of a change in control are present, (v) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, or (vi) a transaction which the Board determines in its sole discretion constitutes a change in control.

        In November 2008, the Company amended the Change-in-Control Severance Pay Plan to add a modified economic cut-back provision. Under this provision, the severance benefits paid to a participant under the plan may be reduced by the Company under certain circumstances if necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code.

        Paid Time Off Payment.    Under each termination of employment scenario described above, each named executive officer would be entitled to a payment for his accrued but unused paid time off days in accordance with Company policy. Under our policy, an executive or employee whose employment is terminated prior to the first anniversary of employment is not paid for accrued but unused paid time off days. After the first anniversary of employment, executives and employees are paid a maximum of 160 hours of accrued but unused paid time off days.

        Retirement Plan.    Our matching contributions to our executives' and employees' 401(k) retirement plan vest based upon a time-based vesting schedule. Currently, contributions will be 0% vested until an employee has worked for the Company for three years, after which a participant will be 100% vested. As of December 31, 2013, our matching contributions to Drs. Nader and Garceau, and Messrs. Beshar and Pauwels were fully-vested. Contributions on behalf of Ms. Graf have not vested and will vest upon the three year anniversary of employment. Because the Company does not enhance the benefits payable under its retirement plans if the employment of one of the named executive officers terminates, we do not report any amount in respect of these plans in the table below.

        Equity Plan Change in Control Provisions and Retirement Provisions.    Each of our equity plans under which equity awards have been granted to our named executive officers and employees provides for acceleration of vesting for outstanding equity awards held by the executive or employee at the time of a significant corporate transaction involving a change in control of NPS. The Amended 2005 Omnibus Plan provides that awards granted on or after February 13, 2013 will contain double trigger accelerated vesting provisions wherein after a change in control and (a) a material alteration of an award recipient's job prospects followed by termination of the award recipient's employment in accordance with the timing set forth in such plan or (b) an award recipient's involuntary termination of service other than for cause or death or permanent disability, the unvested awards immediately vest and will be exercisable until the later of (i) twenty-four months from the effective date of such termination or (ii) the time specified in the award agreement during which the award recipient's award is exercisable following termination of service; provided that in no event shall an award be exercisable after the expiration of its term. Awards granted prior to February 13, 2013 will continue to contain a single-trigger accelerated vesting provision, which provides that in the event of a specified type of merger or other corporate reorganization, the time during which awards outstanding under the plan become vested shall be accelerated and all outstanding awards shall become immediately exercisable upon such event. None of our named executive officers is currently eligible for retirement as of December 31, 2013.

        For the purposes of our equity compensation plans, a "corporate transaction involving a change in control" includes (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a merger in which the Company is the surviving corporation but in which our common stock is converted to other property or securities, (c) a corporate event where the Company is technically the surviving entity, but where other elements of a change in control are present, such as a change in the management or directors of the Company, (d) a transaction designated as such by the board of directors and (e) any capital reorganization in which more than 50% of the Company's common stock is exchanged.

COMPANY SEPARATION AGREEMENTS

        Under each termination of employment scenario described above, other than for equity awards, each named executive officer would be required to enter into our standard separation agreement in order to receive the benefits described under the particular scenario. Subject to certain exceptions, the agreement contains customary provisions with respect to separation and, among other things, would require each named executive officer to continue to abide by the covenants made by the executive in the executive's Invention Assignment, Non-Disclosure and Non-Competition Agreement signed by the Company and the executive upon commencement of the executive's employment and would also require the executive to waive and release all claims against the Company which arise out of the executive's employment with the Company. Our separation agreement also requires the Company and the executive to continue to abide by the indemnity obligations contained in the Indemnity Agreement signed by the Company and the executive upon commencement of the executive's employment.

Payments and Benefits (a)	Resignation or Voluntary Termination ($) (b)	Termination for Cause ($) (c)	Change of Control ($) (d)(1)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Without Change in Control ($) (e)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason After Change in Control ($) (f)(2)
Francois Nader
Severance Pay	—	—	—	1,200,000	2,160,000
Medical Benefits Continuation(3)	—	—	—	38,798	38,798
Payment for Accrued /Unused Paid Time Off	46,154	46,154	—	46,154	46,154
Tax Gross-Up	—	—	—	—	5,870,880	(4)
Stock Option Acceleration(5)	—	—	465,963	1,173,506	1,173,506
RSU Acceleration(5)	—	—	1,066,016	1,507,138	1,507,138
Total	46,154	46,154	1,531,979	3,965,596	10,796,476
Luke Beshar
Severance Pay	—	—	—	620,498	899,721
Medical Benefits Continuation(6)	—	—	—	38,825	38,825
Payment for Accrued /Unused Paid Time Off	31,820	31,820	—	31,820	31,820
Stock Option Acceleration(5)	—	—	196,085	—	496,369
RSU Acceleration(5)	—	—	345,250	—	536,404
Total	31,820	31,820	541,335	691,143	2,003,139
Roger Garceau
Severance Pay	—	—	—	611,853	887,187
Medical Benefits Continuation(6)	—	—	—	38,825	38,825
Payment for Accrued /Unused Paid Time Off	31,377	31,377	—	31,377	31,377
Stock Option Acceleration(5)	—	—	215,517	—	494,485
RSU Acceleration(5)	—	—	553,539	—	744,693
Total	31,377	31,377	769,056	682,055	2,196,567
Eric Pauwels
Severance Pay	—	—	—	592,500	888,750
Medical Benefits Continuation(6)	—	—	—	—	38,825
Payment for Accrued /Unused Paid Time Off	30,385	30,385	—	30,385	30,385
Stock Option Acceleration(5)	—	—	365,652	—	596,285
RSU Acceleration(5)	—	—	260,602	—	457,138
Total	30,385	30,385	626,254	622,885	2,011,383
Susan Graf
Severance Pay	—	—	—	—	607,500
Medical Benefits Continuation(6)	—	—	—	—	38,825
Payment for Accrued /Unused Paid Time Off	—	—	—	—	—
Stock Option Acceleration(5)	—	—	—	—	351,085
RSU Acceleration(5)	—	—	—	—	216,650
Total	—	—	—	—	1,214,060

(1)
The amount shown reflects the acceleration of option awards and restricted stock unit awards in connection with a change of control of the Company pursuant to the terms of our equity compensation plans. Awards granted on or after February 13, 2013 contain a "double trigger" for acceleration of vesting upon a change of control. Awards granted prior to February 13, 2013 continue to contain a "single trigger" vesting provision. The amounts in this column assume the vesting of awards granted prior to February 13, 2013.

(2)
The amounts in this column assume that each executive's termination in connection with the change of control would satisfy the Company's "double trigger" for change of control severance payments applicable to awards granted after February 13, 2013.

(3)
The amount shown assumes that the Company pays continued medical and dental benefits for the full twenty-four months.

(4)
The amount shown is calculated as of December 31, 2013.

(5)
Reflects the dollar amount that would be recognized for financial statement reporting purposes.

(6)
The amount shown assumes that the Company pays continued medical and dental benefits for the full eighteen months.

NON-EMPLOYEE DIRECTOR COMPENSATION

2013 Non-Employee Director Compensation

        Our director compensation program is designed to (i) help the Company continue to attract and retain qualified candidates to serve on the Company's Board and (ii) result in a level of director compensation that is consistent with that paid by other companies in the market for directors of like quality and experience.

        The Compensation Committee retained Pearl Meyer to assist it in its review of director compensation practices, including the competitiveness of pay levels, compensation design issues, market trends, and technical considerations. Director compensation was unchanged from 2012. A detailed presentation of the fees a non-employee director was eligible to earn for service on the Board in 2013 is set forth below:

TYPE OF FEE	AMOUNT
Annual Retainer (payable quarterly in cash or DSUs)	$60,000
Board Chairman Annual Retainer (payable quarterly in cash or DSUs)	$30,000
Committee Chair Annual Retainer (payable quarterly in cash or DSUs)	$10,000
Non-retainer Fees (payable annually in RSUs or DSUs)	$125,000

        Annual Board, Chairman of the Board and Committee Chair retainers were made in four (4) equal quarterly installments on each January 15th, April 15th, July 15th, and October 15th (or the following business day if the 15th does not fall on a business day). The fees were paid in cash or deferred stock units, per each Board member's individual election. For 2013, the number of deferred stock units issuable to a non-employee director each quarter for his or her non-retainer equity award equaled the quotient obtained by dividing the total quarterly installment payable in deferred stock units for that quarter, by the closing price of a share of our common stock on the NASDAQ Stock Market on the installment due date. The deferred stock units represent the right to receive one share of our common stock for each deferred stock unit upon (1) the director's separation from service on the Board, (2) death, (3) disability, or (4) the sale of substantially all the assets of the Company.

        The non-retainer fees were paid in deferred stock units or restricted stock units, per each Board member's individual election, at such time as the Board decided in its sole discretion. For 2013, the non-retainer fees were paid on February 13, 2013. The number of deferred stock units or restricted stock units issuable to a non-employee director for his or her non-retainer equity award equaled the quotient obtained by dividing $125,000, the total annual installment payable in deferred stock units for that quarter, by the closing price of a share of our common stock on the NASDAQ Stock Market on the installment due date. The deferred stock units represent the right to receive one share of our common stock for each deferred stock unit upon (1) the director's separation from service on the Board, (2) death, (3) disability, or (4) the sale of substantially all the assets of the Company.

        Each of our equity plans under which stock options have been granted to our directors provides for the immediate acceleration of vesting for outstanding equity awards held by the director at the time of a significant corporate transaction involving a change in control of the Company. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the option agreement, provided that no option can be exercised after the expiration of its term.

        For the purposes of our equity compensation plans, a "corporate transaction involving a change in control" includes (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a merger in which the Company is the surviving corporation but in which our common stock is converted to other property or securities, (c) a corporate event where the Company is technically the surviving entity, but where other elements of a change in control are present, such as a change in the management or directors of the Company, (d) a transaction designated as such by the board of directors and (e) any capital reorganization in which more than 50% of the Company's common stock is exchanged.

        The following table sets forth certain information relating to director compensation for each director that was not a named executive officer for the year ended December 31, 2013.

2013 DIRECTOR COMPENSATION TABLE

Name(1) (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	Option Awards(4) ($) (d)	Total ($) (h)

Michael W. Bonney(5)	70,000	124,997	—	194,997
Colin Broom	60,000	124,997	—	184,997
Georges Gemayel(6)	60,000	124,997	—	184,997
Pedro Granadillo	70,000	124,997	—	194,997
James G. Groninger	60,000	124,997	—	184,997
Rachel R. Selisker	70,000	124,997	—	194,997
Peter G. Tombros	120,000	124,997	—	244,997

(1)
Dr. Francois Nader, the Company's Chief Executive Officer, is not included in this table because he was an employee of the Company during the year ended December 31, 2013 and received no compensation for his services as director. Dr. Nader's compensation is disclosed in the Summary Compensation Table above.

(2)
Our non-employee directors may elect to receive their Annual Board, Chairman of the Board and Committee Chair retainers in cash or deferred stock units. All such fees, whether received in cash or in deferred stock units, are reflected in this column.

(3)
The amounts in this column do not reflect compensation actually received by our non-employee directors, nor do they reflect the actual value that will be recognized by the non-employee directors. Instead, the amounts reflect the aggregate grant date fair value computed in accordance with ASC 718 of awards of deferred stock units or restricted stock units made to non-employee directors for the fiscal year ended December 31, 2013. The fair value of awards of deferred stock units or restricted stock units to non-employee directors is the closing price of our common stock on the date of grant. Additional information about the assumptions used in the calculation of these amounts is included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2014. Our non-employee directors had the following deferred stock units outstanding as of December 31, 2013: Mr. Bonney (160,088); Dr. Broom (29,759); Dr. Gemayel (5,624); Mr. Granadillo (10,459); Mr. Groninger (121,039); Ms. Selisker (144,074); and Mr. Tombros (171,067). Our non-employee directors also had the following restricted stock units outstanding as of December 31, 2013: Mr. Bonney (15,225); Dr. Broom (30,413); Dr. Gemayel (15,188); Mr. Granadillo (30,413); Mr. Groninger (30,413); Ms. Selisker (30,413); and Mr. Tombros (15,225).

(4)
There were no option awards granted to the directors during 2013. Our non-employee directors had the following options outstanding as of December 31, 2013: Mr. Bonney (36,000); Dr. Broom (36,000); Dr. Gemayel (56,500); Mr. Granadillo (36,000); Mr. Groninger (26,000); Ms. Selisker (36,000); and Mr. Tombros (39,000).

(5)
For 2013, Mr. Bonney elected to receive annual retainer and committee chair retainer fees in quarterly grants of deferred stock units. Pursuant to such election, Mr. Bonney received the following grants: on April 15, 2013, 1,474 deferred stock units with a grant date fair value of $17,496; on July 15, 2013, 987 deferred stock units with a grant date fair value of $17,500; on October 15, 2013, 621 deferred stock units with a grant date fair value of $17,487; and on January 15, 2014, 490 deferred stock units with a grant date fair value of $17,469.

(6)
For 2012, Dr. Gemayel elected to receive annual retainer fees in deferred stock units. On January 15, 2013, Dr. Gemayel was granted 1,639 deferred stock units with a grant date fair value of $14,571.This table does not include the receipt of such deferred stock units in lieu of cash at the election of Dr. Gemayel for his 2012 service.

2014 Non-Employee Director Compensation

        For 2014, the Compensation Committee retained F.W. Cook to assist it in its review of director compensation practices, including the competitiveness of pay levels, compensation design issues, market trends, and technical considerations. After considering F.W. Cook's recommendations, the Board made certain changes to the amounts paid under the Company's non-employee director compensation program for service in 2014, which reflect the mid-range of non-employee director compensation by our 2014 Peer Group companies.

        The following table summarizes the changes in non-employee director compensation amounts for service by directors in 2014 compared to 2013:

TYPE OF FEE	2013 AMOUNT	2014 AMOUNT
Payable Quarterly in Cash or DSUs
Annual Retainer	$60,000	$60,000
Board Chairman Annual Retainer	$30,000	$40,000
Audit Committee Chair Annual Retainer	$10,000	$20,000
Compensation Committee Chair Annual Retainer	$10,000	$15,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$10,000	$10,000
Payable Annually in RSUs or DSUs
Non-retainer Fees	$125,000	$175,000

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,050,167	(1)	$8.03	(2)	4,827,575	(3)
Equity compensation plans not approved by security holders	None		N/A		None

Total	8,050,167	(1)	$8.03	(2)	4,827,575	(3)

(1)
Includes 1,394,268 shares of common stock issuable upon the vesting of restricted stock, restricted stock unit awards, and deferred stock unit awards granted under our 2005 Omnibus Incentive Plan. The remaining balance consists of shares of common stock issuable upon the exercise of outstanding stock options granted under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan. Shares available for issuance under the 2005 Omnibus Incentive Plan may become subject to stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, or other equity awards, with such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies, and other limitations as determined by the Compensation Committee.

(2)
The weighted-average exercise price does not take into account shares of common stock issuable upon vesting of outstanding restricted stock or restricted stock units or deferred stock units, which have no exercise price.

(3)
Includes 329,585 shares of common stock available for issuance under the Company's employee stock purchase plan. Potential future awards of deferred stock units are not included as such awards are based on compensation payable in lieu of cash compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 7, 2014, except as otherwise indicated, by:

  (a)
  all those known by us to be beneficial owners of more than five percent of our outstanding common stock;

  (b)
  each current director and nominee for director;

  (c)
  each of the named executive officers referenced in the Summary Compensation Table; and

  (d)
  all of our named executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Beneficial Owners of More Than 5%
FMR LLC(2)	15,315,186	14.83%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(3)	6,792,181	6.58%
40 East 52nd Street
New York, NY 10022
Wellington Management Company, LLP(4)	6,553,966	6.35%
280 Congress Street
Boston, MA 02210
Janus Capital Management LLC(5)	5,942,323	5.75%
151 Detroit Street
Denver, CO 80206
The Vanguard Group(6)	5,598,146	5.42%
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Named Executive Officers
Francois Nader(7)	866,414	*
Luke Beshar(7)	180,406	*
Roger Garceau(7)	254,323	*
Eric Pauwels(7)	133,321	*
Susan Graf(7)	0	*
Peter G. Tombros(8)	246,192	*
Michael W. Bonney(8)	215,050	*
Rachel R. Selisker(8)	205,162	*
James G. Groninger(9)	173,977	*
Colin Broom(8)	90,072	*
Pedro Granadillo(8)	70,122	*
Georges Gemayel(8)	42,874	*
All directors, nominees for director and executive officers as a group (15 persons)(10)	2,942,413	2.85%

*
Means less than 1%.

  The beneficial ownership table is based upon information supplied to us by our executive officers and directors and contained in Schedules 13D and 13G filed with the SEC by our principal stockholders. Where information is based on a Schedule 13D or 13G filing, the number of shares shown as beneficially owned is as of the date for which information was provided therein. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has or shares voting or investment power. Shares subject to stock options that are presently exercisable or exercisable within 60 days of March 7, 2014, shares subject to restricted stock units that vest within 60 days of March 7, 2014 and shares represented by deferred stock units are deemed to be outstanding and to be beneficially owned by the person holding such options, restricted stock units or deferred stock units for the purpose of computing the percentage ownership of such person.

  The business address of each director and named executive officer listed above is 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

(1)
The calculation of percentage ownership for each listed beneficial owner is based upon the 103,259,210 shares of the Company's common stock issued and outstanding at March 7, 2014. Except as otherwise indicated, each of the persons and entities named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Based on information contained in the Schedule 13G/A filed on February 13, 2014 by FMR LLC ("FMR"), Edward C. Johnson 3d ("Johnson"), Fidelity Management & Research Company ("Fidelity") and Fidelity Growth Company Fund ("FGCF"). Fidelity, a wholly-owned subsidiary of FMR, is the beneficial owner of 11,889,789 shares as a result of acting as investment adviser to various investment companies (the "Funds"). Each of Johnson and FMR, through its control of Fidelity and the Funds, has sole power to dispose of the 11,889,789 shares owned by the Funds. Neither Johnson nor FMR has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity SelectCo, LLC ("SelectCo"), a wholly-owned subsidiary of FMR is the beneficial owner of 3,352,997 shares as a result of acting as investment adviser to various investment companies (the "SelectCo Funds"). Each of Johnson and FMR, through its control of SelectCo, and the SelectCo Funds has sole power to dispose of the 3,352,997 shares owned by the SelectCo Funds. Members of Johnson's family are the predominate owners, directly or through trusts, representing 49% of the voting power of FMR. Through their ownership of voting common shares and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 72,400 shares as a result of serving as investment manager of institutional accounts owning such shares. Each of Johnson and FMR, through its control of PGATC, has sole dispositive power over 72,400 shares and sole power to vote or to direct the voting of 72,400 shares owned by the institutional accounts managed by PGATC.

(3)
Based on information contained in the Schedule 13G/A filed by Blackrock, Inc. ("Blackrock") on January 30, 2014. Blackrock has sole voting power of 6,476,024 shares and has sole dispositive power over 6,792,181 shares.

(4)
Based on information contained in the Schedule 13G/A filed by Wellington Management Company, LLC ("Wellington Management") on February 14, 2014. Wellington Management, in its capacity as an investment adviser, may be deemed to beneficially own 6,553,966 shares of the Company which are held of record by clients of Wellington Management. Wellington Management has shared voting power over 4,832,731 shares and shared dispositive power over 6,553,966 shares.

(5)
Based on information contained in the Schedule 13G filed by Janus Capital Management LLC ("Janus") on February 14, 2014. Janus has a direct 96.74% ownership stake in INTECH Investment Management ("INTECH") and a direct 99.61% ownership stake in Perkins Investment Management LLC ("Perkins"). Janus Capital, Perkins and INTECH were aggregated for purposes of Janus's Schedule 13G filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). Janus, in its capacity as investment adviser or sub-adviser to the Managed Portfolios may be deemed to beneficially own 5,942,323 shares, and has sole dispositive power over all 5,942,323 shares. The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts.

(6)
Based on information contained in the Schedule 13G filed by The Vanguard Group, Inc. ("Vanguard") on February 12, 2014. Vanguard, in its capacity as parent holding company, may be deemed to beneficially own 5,598,146 shares of the Company. Vanguard has sole voting power over 141,435 shares. Additionally, Vanguard has sole dispositive power over 5,463,711 shares and shared dispositive power over 134,435 shares. Vanguard Fiduciary Trust Company ("VFTC") is the beneficial owner of 134,435 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd. ("VIA") is the beneficial owner of 7,000 shares as a result of its serving as investment manager of Australian investment offerings. VFTC and VIA are wholly-owned subsidiaries of Vanguard.

(7)
These figures include shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 7, 2014, as follows: 653,793 for Dr. Nader; 129,771 for Mr. Beshar; 201,659 for Dr. Garceau; 119,284 for Mr. Pauwels; and 0 for Ms. Graf.

(8)
These figures include (i) shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 7, 2014, as follows: 39,000 for Mr. Tombros; 36,000 for Mr. Bonney; 36,000 for Ms. Selisker; 36,000 for Dr. Broom; 29,250 for Mr. Granadillo, 28,250 for Dr. Gemayel, and; (ii) shares represented by deferred stock units as follows: 171,067 for Mr. Tombros; 165,150 for Mr. Bonney; 144,074 for Ms. Selisker; 29,759 for Dr. Broom; 10,459 for Mr. Granadillo, and 5,624 for Dr. Gemayel. Includes 32,000 shares held by a foundation of which Mr. Tombros is a trustee. Mr. Tombros disclaims beneficial ownership over these shares.

(9)
Includes 121,029 shares represented by deferred stock units and 26,000 shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 7, 2014.

(10)
Includes 1,585,080 shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 7, 2014 and 674,672 shares represented by deferred stock units. All of the shares of common stock with respect to which our directors, director nominees and named executive officers share voting or investment power or disclaim beneficial ownership are described above.

Rule 10b5-1 Plans

        We have adopted a policy and implemented procedures that would allow directors, officers, and employees to effect sales of our securities pursuant to Rule 10b5-1 of the Exchange Act. Under this rule, our directors, officers and employees may adopt a prearranged written trading plan that provides for the purchase or sale of our securities on specified conditions. Any of our directors, officers, or employees may adopt, from time to time, a written trading plan meeting the requirements of Rule 10b5-1; provided that any such Rule 10b5-1 plan must be pre-approved by our General Counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and changes in ownership of our common stock. Officers, directors, and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file with the SEC.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, we believe that all of these filing requirements were timely satisfied by our directors, officers and 10% stockholders during the fiscal year ended December 31, 2013.

 REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        We maintain policies and procedures relating to the review, approval, or ratification of transactions in which NPS is a participant and in which any of our directors, executive officers, 5% stockholders, or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related persons. Our Code of Business Conduct and Ethics, which is available under the Investors tab on our website at www.npsp.com, prohibits our directors, executive officers, and employees, and, in some cases, their family members, from engaging in specified activities without prior written consent from the General Counsel. These activities typically relate to situations where an NPS employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with NPS, or who stands to benefit in some way from such a relationship or activity. Members of our Board of Directors are also required to disclose potential conflicts of interest to us for evaluation.

        Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify us of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible. In addition, the Board annually determines the independence of directors based on a review by the Board and the Nominating and Governance Committee as described under the section above captioned "Independence of the Board". The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving in advance any related person transactions as defined under SEC regulations.

        Other than compensation arrangements and other arrangements described under the sections above captioned "Executive Compensation" and "Director Compensation," since January 1, 2013, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

 OTHER MATTERS

        We will provide to each stockholder, without charge and upon written request, a copy of our Annual Report on Form 10-K and any exhibit thereto. Any such written request should be directed to the office of our General Counsel at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

        The Board of Directors does not know of any matters that will be presented for consideration at the Annual Meeting other than those set forth herein and in the notice accompanying this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christine Mikail Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary

April 1, 2014

Appendix A

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

        1.    Purpose

        NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby establishes the NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan (the "Plan"), as set forth in this document. The Plan is a successor to the NPS Pharmaceuticals, Inc. 2005 Omnibus Incentive Plan (the "2005 Plan"). After the Effective Date, no new awards will be granted under the 2005 Plan. All awards granted under the 2005 Plan prior to the Effective Date will remain outstanding in accordance with their terms (subject to such amendments as the Committee determines, consistent with the 2005 Plan, as applicable) and the shares with respect to outstanding grants made under the 2005 Plan will be issued or transferred under the 2005 Plan.

        This Plan has been established by the Company to provide a means by which Employees, Directors, and Key Advisors of the Company and its Subsidiaries may be given the opportunity to benefit from increases in the value of Company Stock through the granting of Awards under this Plan. The Company seeks to (a) retain the services of present Employees, Directors, and Key Advisors; (b) secure and retain the services of new Employees, Directors, and Key Advisors; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interests of the Company, including growth in value of the Company's equity and enhancement of long-term stockholder return.

        2.    Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a)   "Award" means an Option, Stock Unit, Stock Award, SAR, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

          (b)   "Award Agreement" means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

          (c)   "Board" means the Company's Board of Directors.

          (d)   "Cash-Based Award" means an Award denominated in cash.

          (e)   "Cause" has the meaning set forth in a written agreement between the Participant and the Employer or, if there is no such agreement or no such definition, Cause means (i) an act of material dishonesty by the Participant in connection with the Participant's responsibilities as an Employee, Director, or Key Advisor, (ii) the Participant's conviction of, or plea of nolo contendere to, a felony, (iii) the Participant's gross misconduct in connection with the Participant's responsibilities as an Employee, Director, or Key Advisor, (iv) the Participant's violation of the written policies or procedures of the Company or a Subsidiary, as applicable; or (v) the Participant's continued failure to perform his or her responsibilities as an Employee, Director, or Key Advisor after the Participant has received a written demand for such performance.

          (f)    "Change of Control" shall be deemed to have occurred in the event of (i) a dissolution or liquidation or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; (iv) a strategic corporate event, such as a merger or acquisition, where the Company is technically the surviving entity, but where other elements of a change of control are present, i.e., change in management team or Board composition; (v) a transaction which the Board determines in its sole discretion to constitute a Change of Control of the Company; or (vi) any capital reorganization in which fifty percent 50% of shares of Company Stock entitled to vote are exchanged. A Change of Control does not include the occurrence of an event described in (i), (ii), (iii) or (iv) where the sole parties to the event are the Company and one of its Subsidiaries. Notwithstanding the foregoing, for any Awards subject to the requirements of section 409A of the Code that will be paid on a Change of Control, the transaction constituting a Change of Control must also constitute a "change in control event" for purposes of section 409A(a)(2)(A)(v) of the Code.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

          (h)   "Committee" means (i) with respect to Awards to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Awards made to Non-Employee Directors, the Compensation Committee or the Board and (iii) with respect to Awards that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (i)    "Company Stock" means the common stock of the Company.

          (j)    "Disability" or "Disabled" means a Participant's becoming disabled within the meaning of Section 22(e)(3) of the Code, unless otherwise provided in an Award Agreement.

          (k)   "Dividend Equivalent" means an amount calculated with respect to a Stock Unit or Performance Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit or Performance Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term "Dividend Equivalent" shall include the accrued interest.

          (l)    "Effective Date" of the Plan means May 6, 2014; provided that the Plan is approved by the stockholders of the Company on that date.

          (m)  "Employee" means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

          (n)   "Employer" means the Company and its Subsidiaries.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p)   "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (q)   "Fair Market Value" of Company Stock means unless the Committee determines otherwise with respect to a particular Award, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

          (r)   "Full Value Award" means an Award other than an Incentive Stock Option, Nonqualified Stock Option, or SAR, and which is settled by the issuance of Company Stock.

          (s)   "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

          (t)    "Involuntary Termination" means the involuntary termination of employment or service of a Participant by the Employer after a Change of Control other than for Cause.

          (u)   "Key Advisor" means a consultant or advisor who performs services for the Company or any of its Subsidiaries.

          (v)   "Material Alteration" means a change in an Employee's employment conditions, without the Employee's written consent, involving (a) a material reduction in the Employee's authority, duties or responsibilities relative to the Employee's authority, duties or responsibilities in effect prior to such reduction, where such reduction was imposed without Cause; (b) a material diminution in the Employee's base compensation, where such reduction was imposed without Cause; or (c) a material change in the geographic location at which the Employee must perform his or her duties as an Employee with his or her Employer. Notwithstanding the forgoing, an Employee's job shall not have been Materially Altered for the purposes of this Plan unless the following conditions are satisfied: (a) the Employee provided his or her Employer with written notice of Material Alteration within 90 days of the date of such Material Alteration; (b) the Employer did not remedy the condition giving rise to the Material Alteration within the 30 day period following the date the Employee provided notice of the Material Alteration; (c) the Employee terminated his or her employment with his or her Employer following the expiration of the 30 day period the Employer had to remedy the Material Alteration; and, (d) in a timely manner, the Employee signed, and did not revoke, a release of claims in a form approved by his or her Employer.

          (w)  "Non-Employee Director" means a member of the Board who is not an Employee.

          (x)   "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

          (y)   "1933 Act" means the Securities Act of 1933, as amended.

          (z)   "Option" means an option to purchase shares of Company Stock, as described in Section 7.

          (aa) "Other Stock-Based Award" means any Award based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award, SAR, Performance Unit or Performance Share), as described in Section 12.

          (bb) "Participant" means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

          (cc) "Plan" means this NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan, as amended from time to time.

          (dd) "Performance Share" means a Stock Award, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance goals have been achieved, as described in Section 11.

          (ee) "Performance Unit" means a Stock Unit, the value of which at the time is payable is determined as a function of the extent to which corresponding performance goals have been achieved, as described in Section 11.

          (ff)  "SAR" means a stock appreciation right as described in Section 10.

          (gg) "Stock Award" means an award of Company Stock as described in Section 9.

          (hh) "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

          (ii)   "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

        3.    Administration

          (a)    Committee.    The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

          (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the Participants to whom Awards shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Awards to be made to each such Participant, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 22 below, and (v) deal with any other matters arising under the Plan.

          (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

        4.    Awards

          (a)   Awards under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10, Performance Shares and Performance Units as described in Section 11, Other Stock-Based Awards as described in Section 12, and Other Cash-Based Awards as described in Section 13. All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Award Agreement.

          (b)   All Awards shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.

        5.    Shares Subject to the Plan

          (a)    Shares Authorized.    Subject to adjustment as described below in subsection (d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 7,000,000 new shares. The maximum aggregate number of shares of Company Stock that may be issued or transferred under the Plan with respect to Incentive Stock Options shall be 5,000,000 shares, subject to adjustment as described in subsection (d).

          (b)    Source of Shares; Share Counting.    Shares of Company Stock issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. Each share of Company Stock that is actually issued or transferred pursuant to a Full Value Award will count as one and one-half shares against the share limits in subsection (a) (i.e., on a 1:1.5 ratio) and each share of Company Stock that is actually issued or transferred pursuant to an Award other than a Full Value Award (other than an Award paid in cash) will count as one share against the share limits in subsection (a) (i.e., on a 1:1 ratio). If and to the extent Options or SARs granted under the Plan (including options granted under the 2005 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards (including stock awards, stock units, performance share awards and performance units granted under the 2005 Plan) are forfeited, terminated, exchanged with the Committee's permission for Awards not involving Company Stock (prior to the issuance of shares of Company Stock), or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan, taking into account the ratios described above. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock surrendered shall be treated as issued or transferred under the Plan in addition to the shares of Company Stock actually issued or transferred with respect to any such Award granted under the Plan, taking into account the ratios described above, for purposes of determining the maximum number of shares of Company Stock available to be issued or transferred under the Plan. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Company Stock thereunder, then the number of shares of Company Stock withheld shall be treated as issued or transferred under the Plan in addition to the shares of Company Stock actually issued or transferred with respect to any such Award granted under the Plan, taking into account the ratios described above, for purposes of determining the maximum number of shares of Company Stock available to be issued or transferred under this Plan. Upon the exercise of an Option through the net exercise procedure under Section 7(e) or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance or transfer under the Plan and the number of shares of Company Stock remaining available for exercise under such Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised, and without regard to any cash settlement of a SAR. To the extent that any Awards are paid in cash, and not in shares of Company Stock, such Awards shall not count against the share limits in subsection (a).

          (c)    Individual Limits.    All Awards (other than Cash-Based Awards and Dividend Equivalents) under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to such Awards that are granted under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. The individual share limit set forth above in this subsection (c) shall apply without regard to whether the Awards are to be paid in Company

  Stock or cash. All cash payments with respect to such Awards shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents or be granted Cash-Based Awards settled in cash during any calendar year in excess of an aggregate limit of $2,000,000.

          (d)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 19 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

        6.    Eligibility for Participation

          (a)    Eligible Persons.    All Employees and Non-Employee Directors shall be eligible to participate in the Plan. A Key Advisor shall be eligible to participate in the Plan if the Key Advisor renders bona fide services to the Company or its Subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisor does not directly or indirectly promote or maintain a market for the Company's securities.

          (b)    Selection of Participants.    The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Company Stock subject to each Award.

        7.    Options

          (a)    General Requirements.    The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.

          (b)    Type of Option, Price and Term.

              (i)  The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

             (ii)  The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

            (iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

          (c)    Exercisability of Options.

              (i)  Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Award Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

             (ii)  The Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

            (iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

          (d)    Termination of Employment or Service.    Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

          (e)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock. Unless otherwise determined by the Committee, all payments under all methods indicated above shall be paid in United States dollars.

          (f)    Notification of Disqualifying Disposition.    If a Participant makes any disposition of shares issued pursuant to the exercise of an Incentive Stock Options under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition prior to the end of the calendar year in which such disposition occurred.

          (g)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

        8.    Stock Units

          (a)    General Requirements.    The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan.

          (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals, such as Performance Units. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

          (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Award Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

          (d)    Requirement of Employment or Service.    The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

        9.    Stock Awards

          (a)    General Requirements.    The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals, such as Performance Shares. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

          (b)    Requirement of Employment or Service.    The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

          (c)    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

          (d)    Restrictions on Transfer.    While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 18. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

          (e)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

        10.    Stock Appreciation Rights

          (a)    General Requirements.    The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

          (b)    Tandem SARs.    The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a

  Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c)    Exercisability; Term.    A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Award Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

          (d)    Awards to Non-Exempt Employees.    SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

          (e)    Exercise of SARs.    When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.

          (f)    Form of Payment.    The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

        11.    Performance Units and Performance Shares

          (a)    General Requirements.    The Committee may grant Share Units and Stock Awards with restrictions based upon the achievement of specific performance goals known, respectively, as Performance Units and Performance Shares to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 11.

          (b)    Terms of Performance Units and Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value and/or number of Performance Units and/or Performance Shares that will be paid out or issued to the Participant, as applicable.

          (c)    Payment With Respect to Performance Units and Performance Shares.    Payment with respect to Performance Units and/or Performance Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. Any shares of Company Stock granted with respect to Performance Units and/or Performance Shares may be subject to restrictions deemed appropriate by the Committee.

          (d)    Requirement of Employment or Service.    The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Performance Units and/or Performance Shares after termination of the Participant's employment or service, and the circumstances under which Performance Units and/or Performance Shares may be forfeited. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

        12.    Other Stock-Based Awards

        The Committee may grant other awards not specified in Sections 7, 8, 9, 10, or 11 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement. Such provisions shall be determined in the sole discretion of the Committee and may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. Other Stock-Based Awards may be designed, without limitation, to comply with or take advantage of the applicable laws of jurisdictions other than the United States.

        13.    Other Cash-Based Awards

        The Committee may grant cash-based awards to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate. Other Cash-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement. Such provisions shall be determined in the sole discretion of the Committee and may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Other Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        14.    Dividend Equivalents

        The Committee may grant Dividend Equivalents based on the dividends declared on shares of Company Stock that are subject to any Stock Unit or Performance Unit, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to shares of Company Stock for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

        15.    Qualified Performance-Based Compensation

          (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this Section 15 shall apply.

          (b)    Performance Goals.    When Awards are made under this Section 15, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as "qualified performance-based compensation."

          (c)    Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria:

              (i)  Net earnings or net income (before or after taxes);

             (ii)  Earnings per share;

            (iii)  Net sales or revenue growth;

            (iv)  Net operating profit;

             (v)  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

            (vi)  Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

           (vii)  Earnings before or after taxes, interest, depreciation, and/or amortization;

          (viii)  Gross or operating margins;

            (ix)  Productivity ratios;

             (x)  Share price (including, but not limited to, growth measures and total stockholder return);

            (xi)  Expense targets;

           (xii)  Margins;

          (xiii)  Operating efficiency;

          (xiv)  Market share;

           (xv)  Customer satisfaction;

          (xvi)  Working capital targets;

         (xvii)  Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

        (xviii)  Product development;

          (xix)  Growth in assets;

           (xx)  Inventory;

          (xxi)  Strategic business measures consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or cost targets; and

         (xxii)  Goals relating to mergers, acquisitions, including licensing deals, or divestitures within time deadlines and other parameters set by the Committee.

          Such performance goals may also be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years' results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform as among Participants. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance goals without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

          (d)    Timing of Establishment of Goals.    Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

          (e)    Certification of Results.    The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.

          (f)    Death, Disability or Other Circumstances.    The Committee may provide in the Award Agreement that Awards under this Section 15 shall be payable, in whole or in part, in the event of the Participant's death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

        16.    Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Award. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

        17.    Withholding of Taxes

          (a)    Required Withholding.    All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

          (b)    Election to Withhold Shares.    If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company's tax withholding obligation with respect to Awards paid in Company Stock, at the time such Awards become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

        18.    Transferability of Awards

          (a)    Restrictions on Transfer.    Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant's will or under the applicable laws of descent and distribution.

          (b)    Transfer of Nonqualified Stock Options to or for Family Members.    Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

        19.    Consequences of a Change of Control

        Unless otherwise set forth in an Award Agreement, if, after or upon a Change of Control, (i) an Employee's job is Materially Altered and the Employee voluntary terminates employment; or (ii) an Employee's employment is Involuntarily Terminated, other than for Cause or death or Disability; then, the time during which Awards outstanding under the Plan become vested shall be accelerated and all outstanding Awards shall become immediately vested and exercisable, if applicable, upon termination of employment and such Awards shall continue to be exercisable, if applicable, until the later of (i) 24 months from the effective date of such event, or (ii) the time specified in the Award Agreement during which the Award is exercisable following a Participant's termination of service; provided, however, that in no event shall the Award be exercisable after the expiration of its term. For the purposes of this paragraph, any Award that vests based on the attainment of performance goals shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Committee may determine.

        20.    Requirements for Issuance of Shares

        No Company Stock shall be issued in connection with any Award hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by an Award until shares have been issued to the Participant.

        21.    Beneficiary Designation

        Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant's death shall be paid or exercised by the Participant's executor, administrator, or legal representative.

        22.    Amendment and Termination of the Plan

          (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Award Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

          (b)    No Repricing Without Stockholder Approval.    Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

          (c)    Stockholder Approval for "Qualified Performance-Based Compensation."    If Awards are made under Section 15 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 15, if additional Awards are to be made under Section 15 and if required by section 162(m) of the Code or the regulations thereunder.

          (d)    Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair Awards outstanding or the power and authority of the Committee with respect to an outstanding Award.

        23.    Miscellaneous

          (a)    Effective Date.    The Plan shall be effective as of the Effective Date, if approved by the Company's stockholders on such date.

          (b)    Awards in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

          (c)    Compliance with Law.

              (i)  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Awards of "qualified performance-based compensation" comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

             (ii)  The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If an Award is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a "separation from service" under section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

            (iii)  Any Award that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant's separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant's death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the "specified employee" requirements of section 409A of the Code.

            (iv)  Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

          (d)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          (e)    Funding of the Plan; Limitation on Rights.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

          (f)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

          (g)    Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Company Stock or cash paid pursuant to such Awards, except pursuant to "Annual Incentive Awards" for Employees designated as eligible to receive qualified performance-based compensation under Section 15, may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

          (h)    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (i)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (j)    Forfeiture.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant's provision of services to the Company and/or a Subsidiary, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

          (k)    Clawback Rights.    All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

          (l)    Statute of Limitations.    A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

          (m)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

          (n)    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

          (o)    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

0000199111_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . NPS PHARMACEUTICALS, INC. Annual Meeting of Shareholders May 6, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned constitutes and appoints each of Francois Nader and Luke Beshar (with full power to act alone), the lawful proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders, or any adjournment or postponement thereof. This meeting will be held at The Bernards Inn, 27 Mine Brook Road, Bernardsville, NJ 07924 on May 6, 2014 at 9:00a.m., Eastern Time. This Proxy is given in accordance with the instructions indicated, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This Proxy when properly executed will be voted as directed on the reverse side. If no direction is made, this Proxy will be voted FOR the election of the eight (8) directors, FOR the approval of the 2014 Omnibus Equity Compensation Plan, FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers, and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2014 fiscal year. Continued and to be signed on reverse side

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000199111_1 R1.0.0.51160 NPS PHARMACEUTICALS, INC. 550 HILLS DRIVE BEDMISTER, NJ 07921 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Michael W. Bonney 02 Colin Broom 03 Georges Gemayel 04 Pedro Granadillo 05 James G. Groninger 06 Francois Nader 07 Rachel R. Selisker 08 Peter G. Tombros The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approved the adoption of our 2014 Omnibus Equity Compensation Plan and authorize the reservation of 7,000,000 shares for issuance under such plan. 3. To approve, on an advisory basis, the compensation of our named executive officers. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. NOTE: In the discretion of the proxies to transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting